--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 14A
                                   (RULE 14A)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant  / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                     / /  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY
                                                          (AS PERMITTED BY RULE 14A-6(E)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                       THE GOODYEAR TIRE & RUBBER COMPANY
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of filing fee (Check the appropriate box):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
  (1) Title of each class of securities to which transaction applies:
  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
  (4) Proposed maximum aggregate value of transaction:
  (5) Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  (1) Amount Previously Paid:
  (2) Form, Schedule or Registration Statement No.:
  (3) Filing Party:
  (4) Date Filed:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    (LOGO)DE

                                   NOTICE OF
                      1996 ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

                       The Goodyear Tire & Rubber Company
                            1144 East Market Street
                             Akron, Ohio 44316-0001

                          DATE:      Monday, April 15, 1996
                          TIME:      10:00 A.M., Akron Time
                          PLACE:     Office Of The Company
                                     Goodyear Theater
                                     1201 East Market Street
                                     Akron, Ohio

                             YOUR VOTE IS IMPORTANT
          ------------------------------------------------------------

PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED
                                   ENVELOPE.

                                                               February 27, 1996

DEAR SHAREHOLDERS:

     You are cordially invited to attend your Company's 1996 Annual Meeting of Shareholders, which will be held at the Goodyear Theater, 1201 East Market Street, Akron, Ohio, at 10:00 A.M., Akron Time, on Monday, April 15, 1996. We hope you will be able to attend and participate. The Notice of 1996 Annual Meeting of Shareholders and Proxy Statement follow. The 1995 Annual Report is enclosed.

     At the Annual Meeting, shareholders will elect four persons to serve as directors; three to serve as Class I directors for three year terms and one to serve as a Class III director for a one year term (Item 1 on your Proxy). Each nominee is an incumbent. The Proxy Statement contains information regarding each nominee for director and the seven continuing directors.

     Your Board of Directors is presenting for action by the shareholders its proposal that shareholders ratify the Board's appointment of Price Waterhouse LLP as independent accountants for the Company for 1996 (Item 2 on your Proxy). Your Board of Directors recommends that you vote for the ratification of the appointment of Price Waterhouse LLP. One shareholder proposal will also be considered (Item 3 on your Proxy). Your Board of Directors recommends that you vote against the shareholder proposal.

     If you plan to attend the Annual Meeting, please mark the indicated box on the reverse side of your Proxy. You are cordially invited to join us for refreshments from 9:00 to 9:45 A.M. in the Goodyear Gymnasium, which is adjacent to the Theater. You do not need a ticket to attend the Annual Meeting or the reception.

     Whether or not you plan to attend, it is important that you complete, date, sign and promptly return your Proxy. This will ensure that your shares will be represented at the meeting. If you attend and decide to vote in person, you may revoke your Proxy. Remember, your vote is important!

                                   Sincerely,

   STANLEY C. GAULT                          SAMIR F. GIBARA
   Chairman of the Board                     President and
                                             Chief Executive Officer

                                    CONTENTS

                                                                                 PAGE
     NOTICE OF THE 1996 ANNUAL MEETING OF SHAREHOLDERS........................      I
     PROXY STATEMENT
       General Information....................................................      1
          Shares Voting.......................................................      1
          Vote Required -- Cumulative Voting..................................      1
          Voting of Proxy -- Confidentiality..................................      1
          Revocability of Proxy...............................................      2
       The Board of Directors and Its Committees..............................      2
          Audit Committee.....................................................      2
          Compensation Committee..............................................      2
          Nominating Committee................................................      3
          Committee on Corporate Responsibility...............................      3
       Election of Directors (Proxy Item 1)...................................      3
       Ratification of Appointment of Independent Accountants (Proxy Item
          2)..................................................................      7
       Shareholder Proposal (Proxy Item 3)....................................      7
       Statement of Board of Directors Opposing the Shareholder Proposal......      8
       Other Business.........................................................      9
       Beneficial Ownership of Common Stock...................................      9
       Executive Officer Compensation.........................................     11
          Summary of Compensation.............................................     11
          Option/SAR Grants in 1995...........................................     13
          Option/SAR 1995 Exercises and Year-End Values.......................     14
          Long Term Incentive Awards..........................................     14
          Other Plan Information..............................................     15
          Retirement Benefits.................................................     17
          Employment and Stock Purchase Agreements............................     18
          Directors' Compensation.............................................     19
          Other Matters.......................................................     20
       Compensation Committee Report on Executive Compensation................     20
       Performance Graph......................................................     24
       Miscellaneous..........................................................     25
          Submission of Shareholder Proposals.................................     25
          10-K Report.........................................................     25
          Dividend Reinvestment Plan Shares...................................     25
          Savings Plan Shares.................................................     25
          Costs of Solicitation...............................................     25

                       THE GOODYEAR TIRE & RUBBER COMPANY

                                 NOTICE OF THE

                      1996 ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 15, 1996

TO THE SHAREHOLDERS:

     The 1996 Annual Meeting of Shareholders of The Goodyear Tire & Rubber Company (the "Company"), an Ohio corporation, will be held at the Goodyear Theater (in the Company's Principal Office Complex), 1201 East Market Street, Akron, Ohio, on Monday, April 15, 1996, at 10:00 A.M., Akron Time, for the following purposes:

     1. To elect four directors; three to serve as Class I directors, each for a term of three years, and one to serve as a Class III director for a one year term (Proxy Item 1);

     2. To consider and vote upon a proposal to ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for 1996 (Proxy Item 2);

     3. To consider and vote upon a Shareholder Proposal (Proxy Item 3); and

     4. To act upon such other matters and to transact such other business as may properly come before the meeting or any adjournments thereof.

     The Board of Directors fixed the close of business on February 16, 1996 as the record date for determining shareholders entitled to notice of, and to vote at, the 1996 Annual Meeting. Only holders of record of the Common Stock of the Company at the close of business February 16, 1996 will be entitled to vote at the 1996 Annual Meeting and adjournments, if any, thereof.

                                             By order of the Board of Directors:

February 27, 1996                                       James Boyazis, Secretary

--------------------------------------------------------------------------------

   Please complete and sign your proxy and return it promptly in the enclosed envelope.

                                        I

                                PROXY STATEMENT

                       The Goodyear Tire & Rubber Company

                            ------------------------

                              GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Goodyear Tire & Rubber Company, an Ohio corporation (the "Company"), to be voted at the Annual Meeting of Shareholders to be held April 15, 1996, and at any adjournments thereof, for the purposes set forth in the accompanying notice.

  The principal executive offices of the Company are located at 1144 East Market Street, Akron, Ohio 44316-0001. The Company's telephone number is 216-796-2121 (330-796-2121 beginning March 9, 1996).

  The Company's Annual Report to Shareholders for the year ended December 31, 1995 is enclosed with this Proxy Statement. The Annual Report is not considered part of the proxy solicitation materials. The approximate date on which this Proxy Statement and the related form of Proxy are first being sent to shareholders is February 28, 1996.

SHARES VOTING

  Holders of shares of the Common Stock, without par value, of the Company (the "Common Stock") at the close of business on February 16, 1996 are entitled to notice of the Annual Meeting and to vote shares held on that date at the Annual Meeting. As of the close of business February 16, 1996 (the "record date"), there were 154,470,955 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

VOTE REQUIRED -- CUMULATIVE VOTING

  Except with respect to the election of directors, the affirmative vote of at least a majority of the shares of Common Stock outstanding on the record date is required for a resolution to be adopted.

  In the election of directors, the three candidates for election as Class I directors receiving the most votes will be elected and the candidate for election as a Class III director receiving the most votes will be elected. In the election of the three Class I directors, each shareholder has the right to vote cumulatively for candidates whose names have been placed in nomination for election as Class I directors prior to the voting. In voting cumulatively, a shareholder may (a) give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares of Common Stock the shareholder is entitled to vote, or (b) distribute his or her votes on the same principle among two or more candidates as desired.

  Abstentions, "withheld" votes and "broker non-votes" do not count for or against a nominee for election as a director and have the same effect as votes against the Board's proposal and the Shareholder Proposal.

VOTING OF PROXY -- CONFIDENTIALITY

  The accompanying Proxy is designed to permit each shareholder of record at the close of business on February 16, 1996 to vote on the election of directors and on the resolutions described in this Proxy Statement. Three directors of the Company, Messrs. Gault, Minter and Pytte, have been designated as proxies to vote shares in accordance with the instructions on the Proxy.

  Unless a shareholder requests that voting of the Proxy be withheld for any one or more of the nominees for director, the Proxy will be voted for the four nominees whose names are set forth at page 3. However, the proxies designated by your Board of Directors may cumulatively vote each Proxy received if such action is deemed by them to be appropriate, except to the extent authority to so cumulate votes is expressly withheld as to any nominee for election as a Class I director.

  Your Board of Directors does not presently anticipate that any of the nominees named will be unavailable for election. In the event an unexpected vacancy occurs, the Proxies received may be voted for the election of a new nominee designated by the Board of Directors.

  Where a shareholder specifies a choice with respect to any other matter set forth in this Proxy Statement, his or her shares will be voted (or withheld from voting) in accordance with the instructions given. If no specific instructions are given, shares will be voted in favor of the proposal by the Board of Directors to ratify the appointment of Price Waterhouse LLP as independent accountants for the Company for 1996 and against the adoption of the Shareholder Proposal.

                                      --1--

  The vote of each shareholder, whether by proxy or ballot, will be treated as confidential, except (a) as may be required by law, (b) as may be necessary to assert or defend claims for or against the Company, (c) in the case of a contested election of director(s), or (d) at the express request of the shareholder. The inspectors of election and persons processing proxy cards and ballots and tabulating the vote will not be employees of the Company. Representatives of First Chicago Trust Company of New York have been appointed to serve as the inspectors of election for the 1996 Annual Meeting.

REVOCABILITY OF PROXY

  A shareholder may revoke or revise any proxy given to the Board of Directors by the execution of a later proxy or by giving notice to the Company in writing or in open meeting. No revocation or revision of any proxy shall affect any vote previously taken.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  In accordance with the Ohio General Corporation Law and the Articles of Incorporation and Code of Regulations of the Company, the Company is managed under the direction of the Board of Directors by the chief executive officer and other officers to whom authority has been delegated.

  The Board is charged with specific responsibility with regard to the selection and evaluation of management, the reporting of financial results to the shareholders, and the consideration of other fundamental corporate matters, including the declaration of dividends, the issuance of stock and significant business transactions. The Board also regularly reviews the Company's operating results and financial statements, approves capital expenditures and works with senior management in planning the Company's business strategy and establishing its long term and short term business objectives.

  Historically, a majority of the members of the Board have been neither officers nor employees of the Company. Nine of the eleven directors currently serving are neither present nor past officers or employees of the Company or any of its subsidiaries. Of the four nominees (each currently serving as a director), three are neither present nor past officers or employees of the Company or any of its subsidiaries.

  The Board meets on a regularly scheduled basis at least nine times during the year. The average attendance of all directors at the nine Board meetings held during 1995 was 92%. The average attendance of all directors at all meetings of the Board and its standing committees held during 1995 was 93%. During 1995, each incumbent director attended at least 75% of all meetings of the Board and the standing committees of the Board upon which he or she served, other than Mr. Butler who attended 73% of such meetings.

  The Board of Directors has four standing committees to assist it in the discharge of its responsibilities. Their principal activities are set forth below.

AUDIT COMMITTEE

  Established in 1967, the Audit Committee is comprised of six directors who are not present or past employees of the Company or any of its subsidiaries. Each member of the Committee must be, in the opinion of the entire Board, "independent." The Audit Committee held three formal meetings during 1995.

  The Audit Committee reviews for the Board the activities of the Company's internal auditors and its independent accountants to determine whether the Company's organization, internal controls and policies are reasonably designed to assure the adequacy of the Company's financial statements and records and to provide for the safekeeping of the assets of the Company.

  The Audit Committee annually considers the qualifications of the independent accountants of the Company, makes recommendations to the Board as to their selection, reviews the audit plan, approves services rendered or to be rendered by the independent accountants and reviews the results of their audit for the previous year. The Audit Committee reviews financial reports and monitors compliance with the Company's ethics policies and accounting controls, procedures and practices, receiving direct reports in this connection from the Company's internal auditors and its independent accountants.

COMPENSATION COMMITTEE

  Established in 1979, the Compensation Committee is comprised of all directors who are not present or past employees of the Company or any of its subsidiaries. The Compensation Committee held five formal meetings during 1995.

  The Compensation Committee has primary responsibility for establishing and administering the compensation programs of the Company for its executive officers and other key personnel. The Compensation Committee consults with the chief executive officer of the Company regarding executive compensation policies, practices and plans, and

                                      --2--
undertakes such special studies regarding compensation as he or the Board may request. The Compensation Committee also administers the 1989 Goodyear Performance and Equity Incentive Plan, the Company's Performance Recognition Plan, the Company's 1987 and 1982 Employees' Stock Option Plans, and the Company's Deferred Compensation Plan For Executives.

NOMINATING COMMITTEE

  The Nominating Committee, established in 1978, is comprised of the Chairman of the Board and six directors who are not present or past employees of the Company or any of its subsidiaries. The Nominating Committee held three formal meetings during 1995.

  The principal function of the Nominating Committee is to identify candidates for election to the Board of Directors. The Nominating Committee has the primary responsibility for evaluating, and for recommending to the Board, candidates for Board membership. The Nominating Committee also follows the development of members of senior management for possible future nomination to the Board.

  The Nominating Committee will consider candidates submitted by shareholders for nomination to the Board and will make recommendations as to each such candidate to the Board. Any shareholder desiring to submit a candidate for consideration by the Nominating Committee should send the name of such proposed candidate, together with such biographical data and background information concerning the candidate as the shareholder may desire, to: The Office of the Secretary, The Goodyear Tire & Rubber Company, Akron, Ohio 44316-0001.

COMMITTEE ON CORPORATE RESPONSIBILITY

  The Committee on Corporate Responsibility was established in 1976 and is currently comprised of six directors who are not present or past officers or employees of the Company or any of its subsidiaries. During 1995, the Committee held two formal meetings.

  The principal functions of the Committee on Corporate Responsibility are to periodically review the Company's policies relating to the manner in which the Company conducts its business and its relationships with its shareholders, employees and customers, as well as governmental agencies and the general public, and to review the need for, and to develop, new policies relating to such matters. The Committee is also responsible for establishing, with the concurrence of the entire Board, methods for monitoring the implementation of, and compliance with, policies adopted by the Company.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON THE PROXY)

  The Board of Directors is comprised of eleven directors and is classified into three classes of directors. At each Annual Meeting directors of one of the classes, on a rotating basis, are elected to three year terms, to serve as the successors to the directors of the same class whose terms expire at that Annual Meeting. Classes I and II are each comprised of four directors and Class III is comprised of three directors. The current terms of the four Class I directors will expire at the 1996 Annual Meeting. The current terms of the three Class III directors and the four Class II Directors will expire at the 1997 and 1998 Annual Meetings, respectively. Effective at the 1996 Annual Meeting, Class I will be comprised of three directors and Classes II and III will each be comprised of four directors.

  At the 1996 Annual Meeting three persons are to be elected to serve as Class I directors, each to a three year term, and one person is to be elected to serve as a Class III Director for a one year term. The Board of Directors has selected the following nomi-

nees recommended by the Nominating Committee for election to the Board of
Directors:

      As Class I Directors --

               Samir F. Gibara
               William J. Hudson, Jr.
               William C. Turner

each to hold office for a three year term expiring at the 1999 Annual Meeting and until his successor shall have been duly elected and qualified; and

      As a Class III Director --

               Gertrude G. Michelson

to hold office for a one year term expiring at the 1997 Annual Meeting and until her successor shall have been duly elected and qualified.

  Each nominee is an incumbent director whose term of office expires at the Annual Meeting. The following page contains certain information concerning the four nominees, which information was furnished by them.

                                      --3--

      NOMINEES FOR DIRECTOR -- CLASS I, THREE YEAR TERMS EXPIRING IN 1999
--------------------------------------------------------------------------------

SAMIR F. GIBARA

President and Chief Executive Officer.

Mr. Gibara joined the Company in 1966, serving in various managerial posts. Mr. Gibara served as Chairman of the Board of a European subsidiary of the Company from December 1, 1990 until September 30, 1992. Mr. Gibara was appointed a Vice President of the Company on September 1, 1992. Mr. Gibara was elected Vice President for Strategic Planning and Business Development and as the acting Vice President of Finance and Chief Financial Officer of the Company on October 6, 1992. Mr. Gibara was elected Executive Vice President for North American Tire Operations on May 3, 1994. Mr. Gibara was elected President and Chief Operating Officer, and as a director, effective April 15, 1995. Mr. Gibara was elected President and Chief Executive Officer effective January 1, 1996.

Age: 56

Director since: April 15, 1995

--------------------------------------------------------------------------------

WILLIAM J. HUDSON, JR.

President and Chief Executive Officer and a Director of AMP Incorporated, a manufacturer of electrical and electronic connectors and terminals and related products and systems.

Mr. Hudson served in various managerial posts with AMP Incorporated prior to being elected its Executive Vice President - International effective January 1, 1991. Mr. Hudson was elected President and Chief Executive Officer of AMP Incorporated effective January 1, 1992. Mr. Hudson is also a director of Carpenter Technology and a director of the National Association of Manufacturers.

Member of Compensation Committee.

Age: 61

Director since: November 7, 1995

--------------------------------------------------------------------------------

WILLIAM C. TURNER

Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation, a consulting firm to multinational corporations on international strategy, investments and strategic alliances.

Mr. Turner has served as Chairman and Chief Executive Officer of Argyle Atlantic Corporation since 1977. He is also a director of Rural/Metro Corporation and Microtest, Inc. Mr. Turner is also Chairman of the International Advisory Council of Avon Products, Inc., a member of the Board of Governors of the Lauder Institute of Management and International Studies of the University of Pennsylvania, a trustee and former Chairman of the Board of the American Graduate School of International Management, and a trustee and Executive Committee member of the United States Council for International Business.

Chairman of Nominating Committee and member of Audit, Compensation and Corporate Responsibility Committees.

Age: 66

Director since: October 3, 1978

--------------------------------------------------------------------------------

       NOMINEE FOR DIRECTOR -- CLASS III, ONE YEAR TERM EXPIRING IN 1997
--------------------------------------------------------------------------------

GERTRUDE G. MICHELSON

Retired. Formerly Senior Vice President -- External Affairs, R. H. Macy & Co., Inc., a national retail merchandising chain.

Mrs. Michelson joined R. H. Macy & Co., Inc. in 1947. After serving in various posts, she was elected Senior Vice President-External Affairs of R. H. Macy & Co., Inc., in November of 1980, which post she held until she retired effective September 1, 1992. Mrs. Michelson served as a Senior Advisor to R. H. Macy & Co. Inc. following retirement until December 31, 1994. She is also a director of Federated Department Stores, Inc., The Chubb Corporation, General Electric Company and The Stanley Works, a governor of the American Stock Exchange and a trustee of RAND Corporation.

Chairwoman of Committee on Corporate Responsibility and member of Audit, Compensation and Nominating Committees.

Age: 70

Director since: May 5, 1981

--------------------------------------------------------------------------------

  The following two pages contain certain information concerning the seven directors whose terms of office continue after the 1996 Annual Meeting, which information was provided by the continuing directors.

                                      --4--

                 CONTINUING DIRECTORS -- TERMS EXPIRING IN 1997

--------------------------------------------------------------------------------

THOMAS H. CRUIKSHANK
Retired. Formerly Chairman of the Board and Chief Executive Officer of Halliburton Company, a supplier of oil field equipment and services and engineering and construction services.
Mr. Cruikshank joined Halliburton Company in 1969. He was elected its President in November of 1981, its Chief Executive Officer in May of 1983 and its Chairman of the Board and Chief Executive Officer in June of 1989. Mr. Cruikshank retired as Chief Executive Officer of Halliburton Company on October 1, 1995 and as its Chairman of the Board on January 2, 1996. Mr. Cruikshank is also a director of The Williams Companies, Inc. and Central and Southwest Corporation.
Member of Audit, Compensation and Nominating Committees.
Age: 64
Director since: October 7, 1986

--------------------------------------------------------------------------------

STEVEN A. MINTER
Executive Director and President of The Cleveland Foundation, a community trust devoted to health, education, social services and civic and cultural affairs. Mr. Minter has been the Executive Director and President of The Cleveland Foundation, Cleveland, Ohio, since January 1, 1984. Mr. Minter served as Associate Director and Program Officer of The Cleveland Foundation from 1975 to 1980 and from 1981 to 1983. Mr. Minter served as Undersecretary of the United States Department of Education from May, 1980, until January, 1981. Mr. Minter is also a director of Consolidated Natural Gas Company, KeyCorp and Rubbermaid Incorporated, a trustee of The College of Wooster and Director of The Foundation Center.
Member of Compensation, Corporate Responsibility and Nominating Committees.
Age: 57
Director since: February 12, 1985

--------------------------------------------------------------------------------

AGNAR PYTTE
President of Case Western Reserve University.
Dr. Pytte was a research physicist at Princeton University and Professor of Physics, Dean of Science and Dean of Graduate Studies at Dartmouth College prior to becoming the Provost of Dartmouth College in 1982, a position he held until July 1, 1987, when he was elected President of Case Western Reserve University. Dr. Pytte is also a director of A. O. Smith Corporation and the Sherman Fairchild Foundation Inc.
Member of Compensation, Corporate Responsibility and Nominating Committees.
Age: 63
Director since: January 5, 1988

                                      --5--

                 CONTINUING DIRECTORS -- TERMS EXPIRING IN 1998
--------------------------------------------------------------------------------

JOHN G. BREEN

Chairman of the Board and Chief Executive Officer, The Sherwin-Williams Company, a manufacturer of paints, coatings and related products.

Mr. Breen has served as the Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company since April 1980. He is also a director of Mead Corporation, National City Corporation and Parker-Hannifin Corporation.

Chairman of Compensation Committee and member of Audit and Nominating
Committees.

Age: 61

Director since: January 7, 1992

--------------------------------------------------------------------------------

WILLIAM E. BUTLER

Retired. Formerly Chairman of the Board and Chief Executive Officer of Eaton Corporation, a manufacturer of highly engineered products for the automotive, industrial, commercial and military markets.

Mr. Butler served as the President and Chief Operating Officer of Eaton Corporation from February of 1989 to September 4, 1991, when he was elected President and Chief Executive Officer. Mr. Butler was elected Chairman of the Board and Chief Executive Officer of Eaton Corporation in January of 1992, serving in that capacity until he retired on December 31, 1995. Mr. Butler is also a director of Bearings, Inc., Ferro Corporation, Pitney Bowes Inc. and Zurn Industries, Inc.

Member of Audit, Compensation and Corporate Responsibility Committees.

Age: 64

Director since: February 8, 1995

--------------------------------------------------------------------------------

STANLEY C. GAULT

Chairman of the Board.

Mr. Gault served as the Chairman of the Board and Chief Executive Officer of Rubbermaid Incorporated from May 1, 1980 to May 1, 1991, when he retired. Mr. Gault was elected Chairman of the Board and Chief Executive Officer of the Company on June 4, 1991. Mr. Gault retired as Chief Executive Officer of the Company effective December 31, 1995. He is currently the Chairman of the Board and an employee of the Company. He is also a director of Rubbermaid Incorporated, Avon Products, Inc., International Paper Company, PPG Industries, Inc., The Timken Company and The New York Stock Exchange, Inc. Mr. Gault is also a director of the National Association of Manufacturers and Chairman of the Board of Trustees of The College of Wooster.

Member of Nominating Committee.

Age: 70

Director since: February 14, 1989

--------------------------------------------------------------------------------

GEORGE H. SCHOFIELD

Retired. Formerly Chairman of the Board and Chief Executive Officer of Zurn Industries, Inc., which designs, manufactures and markets power systems, water controls and mechanical drives.

Mr. Schofield served as the Chairman of the Board and Chief Executive Officer of Zurn Industries, Inc. from 1986 until October 17, 1994, when he retired as Chief Executive Officer. He retired as Chairman of the Board of Zurn Industries, Inc. on March 31, 1995. Mr. Schofield is also a director of National Fuel Gas Company.

Chairman of Audit Committee and member of Compensation and Corporate Responsibility Committees.

Age: 66

Director since: December 3, 1991

                                      --6--

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS
                             (ITEM 2 ON THE PROXY)

  Price Waterhouse LLP ("Price Waterhouse") served as the Company's independent accountants for the year ended December 31, 1995. In addition to rendering audit services during 1995, Price Waterhouse performed various non-audit services for the Company and its subsidiaries. The Audit Committee approved these non-audit services prior to their performance and has determined that the independence of Price Waterhouse was not impaired. It is the Company's policy that, under ordinary circumstances, Audit Committee approval will precede the performance of non-audit services.

  The Board of Directors, on the recommendation of the Audit Committee, has appointed Price Waterhouse as independent accountants for the Company for the year ending December 31, 1996. In making its recommendation, the Audit Committee reviewed past audit results and the non-audit services performed during 1995 and proposed to be performed during 1996.

  In selecting Price Waterhouse, the Audit Committee and the Board of Directors carefully considered their independence. Price Waterhouse have confirmed that they are in compliance with all rules, standards and policies of the American Institute of Certified Public Accountants and the Securities and Exchange Commission governing auditor independence.

  Representatives of Price Waterhouse will attend the Annual Meeting. They will have the opportunity to make a statement, if they so desire, and have advised the Company that they will be available to respond to appropriate questions of shareholders.

  The following resolution will be presented by your Board of Directors at the Annual Meeting:

          "Resolved, that the action of the Board of Directors in selecting and appointing Price Waterhouse LLP as independent accountants for the Company for the year ending December 31, 1996 be, and hereby is, ratified."

  In the event the appointment of Price Waterhouse is not ratified by the shareholders, the adverse vote will be deemed to be an indication to the Board of Directors that it should consider selecting other independent accountants for 1997.

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION (PROXY ITEM 2).

                              SHAREHOLDER PROPOSAL
                             (ITEM 3 ON THE PROXY)

  A shareholder has given notice that it intends to present the proposal set forth below for action at the Annual Meeting. The name and address of, and the number of shares of Common Stock held by, the shareholder proponent will be furnished by the Company to any person, orally or in writing as requested, promptly upon the receipt of any oral or written request therefor.

          "WHEREAS WE BELIEVE:

          Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

          Adherence to public standards for environmental performance gives a company greater public credibility than following standards created by industry alone. For maximum credibility and usefulness, such standards should reflect what investors and other stakeholders want to know about the environmental records of their companies;

          Companies are increasingly being expected to do meaningful, regular, comprehensive, and impartial environmental reports. These help investors and the public to understand environmental progress and problems. Uniform standards for environmental reports permit comparisons of performance over time. They also attract new capital from investors seeking investments which are environmentally responsible and responsive and which minimize risk of environmental liability.

          WHEREAS:

          The Coalition of Environmentally Responsible Economies (CERES) -- which comprises shareholders of this company, public interest representatives, and environmental experts -- consulted with corporations and produced comprehensive

                                      --7--
     standards for both environmental performance and reporting. Over 90 companies, including Sun [Oil], General Motors, H.B. Fuller, and Polaroid have endorsed the CERES Principles to demonstrate their commitment to public environmental accountability. Fortune-500 endorsers say that the benefits of working with CERES are public credibility, "value-added" to the company's environmental initiatives, and advancement for the company's own environmental program.

          In endorsing the CERES Principles, a company commits to work toward:

           1. Protection of the biosphere

           2. Sustainable use of natural resources

           3. Waste reduction and disposal

           4. Energy conservation

           5. Risk reduction

           6. Safe products and services

           7. Environmental restoration

           8. Informing the public

           9. Management commitment

          10. Audits and reports

          [Full text of the CERES Principles and accompanying CERES Report Form obtainable from CERES, 711 Atlantic Avenue, Boston, MA 02110, tel: (617) 451-0927.]

          RESOLVED: Shareholders request the Company to prepare a report (at reasonable cost and omitting proprietary information) describing company programs, progress, and future plans relative to the environment and the CERES Principles, and using the standard CERES Report Form as a guide."

  The following statement was submitted in support of such resolution:

          "Many investors support this resolution. Those sponsoring it have portfolios totaling $75 billion. Others voting FOR it bring shareholder votes to 20-30 percent at some companies. The number of public pension funds and foundations supporting this resolution increases every year. Their objectives are: standards for environmental progress and disclosure, methods for measuring progress toward these goals, and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.

          An annual environmental report in the format of the CERES report would not duplicate -- but rather complement -- the Company's own environmental reporting.

          Shareholders are asked to vote FOR this resolution to ensure that our Company's environmental policies and reports are publicly scrutinized and adhere to standards upheld by management and shareholders alike."

                        STATEMENT OF BOARD OF DIRECTORS
                       OPPOSING THE SHAREHOLDER PROPOSAL

  Your Company is committed to the principle that it must conduct its operations in an environmentally responsible, safe and efficient manner. In furtherance of this principle, your Company has developed and is implementing policies and practices designed to protect the environment, conserve natural resources and energy, reduce the impact of air and water emissions on the environment and reduce solid wastes. One focus of your Company's efforts is on developing and implementing systems to foster continuous improvement in the Company's environmental performance while at the same time maintaining or improving the Company's competitive position in the global economy we live in today.

  The environmental goals of your Company include the reduction of energy usage, the reduction of air and water emissions and waste through process improvements, and the improvement of manufacturing materials and methods to promote the protection of the health and safety of our employees and customers and the general public.

  As a result of various initiatives, since 1988 your Company has reduced releases of 17 chemicals targeted by the United States Environmental Protection Agency ("USEPA") by more than 50%, exceeding the goals of this voluntary program and earning the commendation of the USEPA and recognition in 1995 as an "Environmental Leader." Other similar programs are underway. Your Company is also a

                                      --8--
leading proponent of the use of scrap tires for fuel and an active participant in the tire industry campaign to expand scrap tire management programs.

  Your Company has endorsed the "International Chamber of Commerce's Business Charter for Sustainable Development", a set of principles for environmental management based on the idea that protection of the environment should be achieved on a basis consistent with sustained economic growth. The ICC Business Charter principles are generally consistent with the goals of the CERES Principles. More than 1,000 companies around the world have endorsed the ICC Business Charter, including 85 Fortune 500 companies.

  Numerous reports are made by your Company to the USEPA and other governmental agencies in the United States, most of which are available to the public. Air and waste water emission reports are made annually to various local, state and Federal agencies in the United States and to various governmental agencies in many of the other countries in which subsidiaries of the Company conduct manufacturing operations. Your Company also submits hazardous waste reports periodically to various state and Federal agencies.

  Your Board of Directors believes the shareholders and the environment will be best served by focusing the Company's resources on implementing its programs and policies rather than devoting its resources to completing yet another report in a specific format.

  YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THE ADOPTION OF THE SHAREHOLDER PROPOSAL (PROXY ITEM 3).

  The shareholder Proposal will be adopted only if it receives the affirmative vote of at least a majority of the shares of Common Stock entitled to vote at the Annual Meeting. Abstentions, "withheld" votes and "broker non-votes" will not be counted as either "for" or "against" this proposal, but will have the same effect as votes against the proposal.

                                 OTHER BUSINESS

  In addition to the matters described above, there will be an address by the Chairman of the Board and a report on operations by the President and Chief Executive Officer of the Company. A discussion period will follow during which shareholders will have an opportunity to ask appropriate questions regarding the Company and its operations.

  The Board of Directors does not intend to bring any other business before the Annual Meeting and is not aware of any other business intended to be presented by any other person.

  If any other matters properly come before the Annual Meeting, the persons whose names appear in the enclosed Proxy intend to vote all Proxies received by the Board of Directors in such manner as they, in their discretion, deem appropriate.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

  To the knowledge of the Company, no person, firm or group beneficially owned (as defined in
Rule 13d-3 of the Securities Exchange Act of
1934) more than 5% of the shares of the Common Stock of the Company outstanding on the record date, February 16, 1996; except that (i) FMR Corp, 82 Devonshire Street, Boston, Massachusetts 02109, has advised that at February 15, 1996 it held 7,824,434 shares, or approximately 5.1% of outstanding shares, of the Common Stock, and (ii) The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois, has reported that at the record date it held 8,949,901 shares, or approximately 5.8% of outstanding shares, of the Common Stock for various beneficial owners, including 8,724,862 shares, or approximately 5.6%, of the Common Stock of the Company as the Trustee of four Employee Savings Plans sponsored by the Company.

  As of February 16, 1996, each director and nominee, each person named in the Summary Compensation Table on page 11, and all directors and officers as a group, beneficially owned the number of shares of Common Stock set forth in the Beneficial Ownership Table on the next page.

                                      --9--

                           BENEFICIAL OWNERSHIP TABLE

                                                       BENEFICIAL OWNERSHIP AT FEBRUARY 16, 1996
                                                       ------------------------------------------
                                                                                       PERCENT OF
                                                         SHARES                          COMMON
                           NAME                        OWNED(1)(2)                      STOCK(2)
     ------------------------------------------------  -----------                     ----------
     John G. Breen...................................       5,200(3)(4)                      *
     William E. Butler...............................         400                            *
     Thomas H. Cruikshank............................         800(4)                         *
     Eugene R. Culler, Jr............................      54,392(5)(6)(7)(8)              .04%
     Stanley C. Gault................................     731,832(5)(6)(7)(9)              .47%
     Samir F. Gibara.................................      45,021(5)(6)(7)                 .03%
     William J. Hudson, Jr...........................       1,000                            *
     Gertrude G. Michelson...........................       1,200(4)                         *
     Steven A. Minter................................       1,480(4)                         *
     Agnar Pytte.....................................       1,200(4)                         *
     George H. Schofield.............................       2,200(4)                         *
     William J. Sharp................................     109,807(5)(6)(7)                 .07%
     Robert W. Tieken................................      16,817(5)(6)(7)                 .01%
     William C. Turner...............................       1,100(4)                         *
     Hoyt M. Wells...................................     188,041(5)(6)(7)(10)             .12%
     All directors, the Named Officers and all other
       officers as a group (29 persons)..............   1,520,757(5)(6)(7)(11)             .98%

NOTES TO BENEFICIAL OWNERSHIP TABLE:

    (1) Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

    (2) The number of shares indicated as beneficially owned by each of the directors and named executive officers, and by all directors and officers as a group, and the percentage of all Common Stock beneficially owned by each person and the group, has been computed in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. Asterisk indicates percentage of ownership is less than one hundredth of one percent of all outstanding shares of Common Stock.

    (3) Includes 5,000 shares jointly owned by Mr. Breen and his spouse.

    (4) Includes 200 shares acquired pursuant to the Company's 1994 Restricted Stock Award Plan for Non-employee Directors which are subject to certain restrictions on transfer.

    (5) Does not include shares contingently receivable in 1997, 1998 and 1999 pursuant to Performance Equity Grants made under the 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan").

    (6) Includes shares which may be acquired upon the exercise of options which are exercisable prior to April 18, 1996 under the 1989 Plan and predecessor employee stock option plans of the Company as follows: Mr. Culler, 35,225 shares; Mr. Gault, 605,000 shares; Mr. Gibara, 36,250 shares; Mr. Sharp, 103,100 shares; Mr. Tieken, 15,625 shares; Mr. Wells, 126,200 shares; and all other officers, 288,140 shares.

    (7) Includes full shares held in trust under the Company's Employee Savings Plan for Salaried Employees ("Savings Plan") at February 16, 1996.

    (8) Includes 250 shares owned by Mr. Culler's spouse, as to which he disclaims beneficial ownership.

    (9) Includes 100,250 shares acquired by Mr. Gault pursuant to the terms of an Employment Agreement, a Stock Purchase Agreement and the 1989 Plan, which shares are subject to certain restrictions on transfer and the Company's option to repurchase.

  (10) Includes 200 shares owned by Mr. Wells' spouse, as to which he disclaims beneficial ownership.

  (11) Includes 164,849 shares owned of record and beneficially or owned beneficially through a nominee, 27,018 shares held in the Savings Plan Trust, 1,209,540 shares subject to options (exercisable prior to April 18, 1996) granted under the Company's stock option plans, 111,650 shares subject to restrictions on transfer and the Company's option to repurchase, and 7,700 shares held by or jointly with family members of certain directors and officers.

                                     --10--

                         EXECUTIVE OFFICER COMPENSATION

SUMMARY OF COMPENSATION

  The Summary Compensation Table below sets forth information in respect of the compensation of the Chief Executive Officer of the Company during 1995 and the persons who were, at December 31, 1995, the other four most highly compensated executive officers of the Company, plus one executive officer of the Company who retired during 1995 (the "Named Officers"), for services in all capacities to the Company and its subsidiaries during 1995, 1994 and 1993.

                           SUMMARY COMPENSATION TABLE

                                                                                                  LONG TERM COMPENSATION
                                                                                        ------------------------------------------
                                                                                                AWARDS
                                                ANNUAL COMPENSATION                     -----------------------        PAYOUTS
                                ---------------------------------------------------                   SECURITIES    --------------
                                                                          OTHER                       UNDERLYING      LONG TERM
                                                                          ANNUAL        RESTRICTED    OPTIONS/        INCENTIVE
                                                                         COMPEN-          STOCK         SARS             PLAN
                                                          BONUS           SATION        AWARD(S)       (NUMBER         PAYOUTS
                                           SALARY       (DOLLARS)       (DOLLARS)       (DOLLARS)        OF           (DOLLARS)
  NAME AND PRINCIPAL POSITION   YEAR     (DOLLARS)         (1)             (2)             (3)        SHARES)(4)         (5)
------------------------------- ----     ----------     ----------     ------------     ---------     ---------     --------------
STANLEY C. GAULT,               1995     $1,020,000(7)  $1,155,000       $ 32,239            -0-       155,000       $1,348,125
  Chairman of the Board and     1994        995,000(7)   1,162,500         32,004            -0-       150,000        1,014,375
  Chief Executive Officer(8)    1993        935,000      1,018,973         31,560            -0-       150,000           -0-
SAMIR F. GIBARA,                1995        463,542        387,301          8,500            -0-        30,000         242,663
  President and Chief Operating 1994        350,000        262,500          8,000            -0-        15,000         182,588
  Officer(9)                    1993        300,000        232,500         23,134            -0-        21,000           -0-
HOYT M. WELLS,                  1995        707,500        241,644        127,000            -0-        40,000         597,691
  Vice Chairman of the Board,   1994        725,000        750,000          8,000            -0-        40,000         578,194
  President and Chief           1993        637,500        592,500          8,000            -0-        34,000           -0-
  Operating Officer(10)
WILLIAM J. SHARP,               1995        370,000        253,750          8,500            -0-        12,400         283,106
  Executive Vice President(11)  1994        350,000        240,000          8,000            -0-        12,400         213,019
                                1993        330,000        240,000          8,000            -0-        12,400           -0-
ROBERT W. TIEKEN,               1995        358,333        273,000          4,473            -0-        12,500           -0-
  Executive Vice President(12)  1994        228,563        180,000        310,981            -0-        25,000           -0-
                                1993            -0-            -0-            -0-            -0-           -0-           -0-
EUGENE R. CULLER, JR.           1995        303,802        123,107        317,788            -0-         9,000         134,813
  Executive Vice President(13)  1994        288,750        182,700        279,303            -0-         4,500         101,438
                                1993        288,750        182,700        174,748            -0-         5,800           -0-


                                     ALL
                                    OTHER
                                   COMPEN-
                                    SATION
                                  (DOLLARS)
  NAME AND PRINCIPAL POSITION        (6)
-------------------------------  ------------
STANLEY C. GAULT,                   $4,500
  Chairman of the Board and          4,500
  Chief Executive Officer(8)         4,497
SAMIR F. GIBARA,                     4,500
  President and Chief Operating      4,500
  Officer(9)                         4,497
HOYT M. WELLS,                       4,500
  Vice Chairman of the Board,        4,500
  President and Chief                4,497
  Operating Officer(10)
WILLIAM J. SHARP,                    4,500
  Executive Vice President(11)       4,500
                                     4,497
ROBERT W. TIEKEN,                    4,500
  Executive Vice President(12)         -0-
                                       -0-
EUGENE R. CULLER, JR.                  -0-
  Executive Vice President(13)         -0-
                                       -0-

NOTES TO SUMMARY COMPENSATION TABLE:

    (1) Amounts awarded in respect of 1995, 1994 and 1993 and paid in February of 1996, 1995 and 1994, respectively, pursuant to the Company's Performance Recognition Plan for 1995, 1994 and 1993, respectively; except that payment of the awards to Mr. Gault in respect of 1995 and 1994, and of the award to Mr. Wells in respect of 1994, was deferred pursuant to the Company's Deferred Compensation Plan for Executives.

    (2) Amounts shown represent the cost to the Company of tax and financial planning assistance provided by third parties; plus, in respect of Mr. Gault, the cost of his use of a Company car and driver during 1995, 1994 and 1993; in respect of Mr. Gibara, reimbursements for moving expenses, relocation allowances and tax reimbursement payments in 1993; in respect of Mr. Wells, payment of $118,500 for vacation earned (but not taken) in 1995 and 1994; in respect of Mr. Tieken, payment of $298,621 in relocation and related expenses, including the reimbursement of taxes, in 1994; and, in respect of Mr. Culler, payment of $161,870, $266,515 and $284,770 in 1993, 1994 and 1995, respectively, as reimbursement of Canadian taxes in excess of normalized United States taxes and $15,586 for relocation allowances in 1995.

    (3) No restricted stock was awarded or issued by the Company to any Named Officer during 1995, 1994 or 1993. On August 9, 1991, Mr. Gault purchased, pursuant to the terms of an employment agreement and a related purchase agreement and under the 1989 Plan, 100,250 shares (after giving effect to the 2-for-1 stock split on May 4, 1993) of the Common Stock of the Company for $.05 per share, which shares are restricted and not transferable through December 31, 1996. The Company has the option to purchase all or any part of the 100,250 shares for $.05 per share through December 31, 1996 if Mr. Gault's employment terminates prior to that date for any reason other than his death, disability or

                                     --11--
        incapacity or his termination by the Company without cause. Dividends are paid on all said 100,250 restricted shares of the Common Stock. The total value of all of the 100,250 restricted shares of the Common Stock (net of the purchase price) was $4,543,831.25 at December 31, 1995, based on the December 29, 1995 closing price on the New York Stock Exchange Composite Transactions Tape of $45.375 per share. No other shares of restricted stock have been awarded or issued to the Named Officers of the Company.

    (4) The number of shares has been adjusted, as necessary, to give effect to the 2-for-1 split of the Common Stock distributed on May 4, 1993.

    (5) The payouts indicated in respect of 1995 relate to amounts distributed in February of 1996 pursuant to Performance Equity Grants awarded in 1993 pursuant to the 1989 Plan in respect of the three year performance period ended December 31, 1995. Under the 1993 Performance Equity Grants, participants received a specified number of Performance Units ("1993 Performance Units") payable 50% in shares of the Common Stock of the Company and 50% in cash if aggregate earnings per share of Common Stock (adjusted to eliminate the effects of accounting changes in 1993) during the performance period were at least $9.15. Since the aggregate earnings per share of the Common Stock of the Company during the performance period were in excess of $10.15, each participant also received a supplemental cash amount equal to 50% of the value of the 1993 Performance Units. The 1993 Performance Units were valued based on the fair market value of the Common Stock of the Company at December 29, 1995, which was $44.9375 per share, the average of the high and low sale prices of the Common Stock on that date as reported on the New York Stock Exchange Composite Transactions Tape. Similarly, payouts indicated in respect of 1994 related to amounts distributed in February of 1995 pursuant to Performance Equity Grants awarded in 1992 in respect of the three year performance period ended December 31, 1994. Under the 1992 Performance Equity Grants, participants received a specified number of 1992 Performance Units payable 70% in shares of the Common Stock of the Company and 30% in cash. As a result of the attainment of cumulative earnings per share of Common Stock during the performance period in excess of $7.55, each 1992 Performance Unit received a supplemental cash amount equal to 50% of the value of the 1992 Performance Units. The 1992 Performance Units were valued at the fair market value of the Common Stock at December 30, 1994, which was $33.8125 per share, the average of the high and low sale prices of the Common Stock on that date as reported on the New York Stock Exchange Composite Transactions Tape.

    (6) All Other Compensation consists of amounts contributed during or accrued in respect of 1995, 1994 and 1993 as matching contributions by the Company for the Named Officers under the Savings Plan. See "Savings Plan" at page 16.

    (7) The Company deferred payment of $90,600 of Mr. Gault's 1995 salary and $40,000 of his 1994 salary until the calendar year following his retirement. The amounts shown as Salary in the Table include the deferred amounts.

    (8) Mr. Gault retired as Chief Executive Officer of the Company effective December 31, 1995.

    (9) Mr. Gibara was elected President and Chief Executive Officer effective January 1, 1996. Mr. Gibara served as the President and Chief Operating Officer of the Company from April 15, 1995 to December 31, 1995. He served as a Vice President of the Company from October 6, 1992 through May 2, 1994 and as an Executive Vice President of the Company from May 3, 1994 to April 15, 1995.

  (10) Mr. Wells was elected Vice Chairman of the Board, President and Chief Operating Officer on January 4, 1994, serving in those capacities until he retired on April 15, 1995. Mr. Wells was President and Chief Operating Officer from April 1, 1991 through January 3, 1994.

  (11) Mr. Sharp was elected President, Global Support Operations effective January 1, 1996.

  (12) Mr. Tieken joined the Company on May 3, 1994, on which date he was elected an Executive Vice President and the Chief Financial Officer of the Company.

  (13) Mr. Culler was elected an Executive Vice President of the Company effective April 15, 1995. Mr. Culler was President of Goodyear Canada Inc. from October 1, 1991 to April 15, 1995.

                                     --12--

OPTION/SAR GRANTS IN 1995

  The Option/SAR Grants Table below shows all grants of stock options and stock appreciation rights ("SARs") during 1995 to the Named
Officers.

                            OPTION/SAR GRANTS TABLE

                           OPTION/SAR GRANTS IN 1995

                                            INDIVIDUAL GRANTS                           POTENTIAL
                            --------------------------------------------------       REALIZABLE VALUE
                                             % OF                                       AT ASSUMED
                             NUMBER OF       TOTAL                                   ANNUAL RATES OF
                             SECURITIES    OPTIONS/     EXERCISE                       STOCK PRICE
                             UNDERLYING      SARS          OR                        APPRECIATION FOR
                            OPTIONS/SARS    GRANTED    BASE PRICE                      OPTION TERM
                              GRANTED         TO        (DOLLARS                       (DOLLARS)(4)
                             (NUMBER OF    EMPLOYEES      PER       EXPIRATION   ------------------------
           NAME              SHARES)(1)     IN 1995    SHARE)(3)       DATE        5%(5)         10%(5)
--------------------------  ------------   ---------   ----------   ----------   ----------    ----------
Stanley C. Gault               155,000        8.95%      $34.75       1-3-05     $3,386,750    $8,583,900
Samir F. Gibara                 15,000        0.87        34.75       1-3-05        327,750       830,700
                                15,000(2)     0.87        42.50       6-5-05        400,950     1,015,950
Hoyt M. Wells                   40,000        2.31        34.75       1-3-05        874,000     2,215,200
William J. Sharp                12,400        0.72        34.75       1-3-05        270,940       686,712
Robert W. Tieken                12,500        0.72        34.75       1-3-05        273,125       692,250
Eugene R. Culler, Jr.            4,500        0.26        34.75       1-3-05         98,325       249,210
                                 4,500(2)     0.26        42.50       6-5-05        120,285       304,785

NOTES TO OPTION/SAR GRANTS TABLE:

    (1) Except as specified in Note (2) below, all grants were made on January 4, 1995, when Incentive Stock Options and Non-qualified Stock Options in respect of 1,699,825 shares of Common Stock were granted to 805 persons, including the Named Officers. In the case of each Named Officer, Incentive Stock Options were granted in respect of 2,800 shares. No SARs were granted to the Named Officers during 1995. The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted. Each Incentive Stock Option and each Non-qualified Stock Option granted is exercisable in respect of 25% of the shares covered thereby beginning January 4, 1996, in respect of 50% of the shares covered thereby beginning January 4, 1997, in respect of 75% of the shares covered thereby beginning January 4, 1998, and are fully exercisable beginning January 4, 1999. Each unexercised Stock Option terminates automatically if the optionee ceases to be an employee of the Company or one of its subsidiaries for any reason, except that
        (a) upon the Retirement or Disability (as such terms are defined in the 1989 Plan) of the optionee more than six months after the date of the grant thereof, such Stock Option shall become immediately exercisable and remain exercisable for three years following the Retirement of the optionee and until the expiration date indicated in the Option/SAR Grants Table in the event of a Disability, and (b) in the event of the death of the optionee more than six months after the grant thereof, the Stock Option shall be exercisable up to one year after the date of death of the optionee by the person or persons to whom the rights passed by his or her will or according to the laws of descent and distribution. Upon any exercise of a Non-qualified Stock Option, the Company will be entitled to a tax deduction equal to the excess of the market value of the acquired shares over the exercise price of the Stock Option.

    (2) The shares indicated relate to Non-qualified Stock Options granted on June 6, 1995 at an exercise price equal to the fair market value of the Common Stock on June 6, 1995. The Stock Options are exercisable in respect of 25% of the shares granted beginning June 6, 1996, in respect of 50% of the shares granted beginning June 6, 1997, in respect of 75% of the shares granted beginning June 6, 1998, and are fully exercisable beginning June 6, 1999. In all other respects the Stock Options contain the same terms and conditions as the Stock Options granted on January 4, 1995, as described in Note (1) above.

    (3) In respect of each Stock Option granted during 1995, the holder may, subject to certain conditions, pay the exercise price by delivery of owned shares of Common Stock (valued at the market value on

                                     --13--
        the date of exercise) and/or may satisfy withholding tax obligations by delivering owned shares of Common Stock or by using shares of Common Stock acquired upon the exercise of the Stock Option.

    (4) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. No economic benefit to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders commensurately.

    (5) In order to realize the potential values set forth in the 5% and 10% columns of the Option/SAR Grants Table in respect of the January 4, 1995 grants at the $34.75 exercise price, the per share price of the Common Stock would be $56.60 and $90.13, respectively. In order to realize the potential value set forth in the 5% and 10% columns in respect of the June 6, 1995 grants at the $42.50 exercise price, the per share price of the Common Stock would be $69.23 and $110.23, respectively.

OPTION/SAR 1995 EXERCISES AND YEAR-END VALUES

  The Option/SAR Exercises and Year-End Values Table below sets forth certain information regarding options and SARs exercised by the Named Officers in 1995 and the value of options/SARs held by the Named Officers at December 31, 1995, valued at $45.375 per share, the closing price of the Common Stock on the New York Stock Exchange Composite Transactions Tape on December 29, 1995.

                 OPTION/SAR EXERCISES AND YEAR-END VALUES TABLE

                  AGGREGATED OPTION/SAR EXERCISES IN 1995 AND
                      DECEMBER 31, 1995 OPTION/SAR VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING                   VALUE OF UNEXERCISED
                         SHARES                         UNEXERCISED OPTIONS/SARS AT        IN-THE-MONEY OPTIONS/SARS
                        ACQUIRED                             DECEMBER 31, 1995               AT DECEMBER 31, 1995
                       ON EXERCISE        VALUE            (NUMBER OF SHARES)(1)                 (DOLLARS)(2)
                       (NUMBER OF       REALIZED       -----------------------------     -----------------------------
         NAME          SHARES)(1)       (DOLLARS)      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
---------------------- -----------     -----------     -----------     -------------     -----------     -------------
Stanley C. Gault         552,000       $12,995,000       605,000               --        $6,240,625               --
Samir F. Gibara               --                --        37,500(3)        37,500           428,437        $ 210,937
Hoyt M. Wells             34,000           567,375       129,000               --         1,027,125               --
William J. Sharp           6,000           147,375        93,800           18,600         1,971,525          138,725
Robert W. Tieken              --                --        12,500           25,000            76,562          209,375
Eugene R. Culler, Jr.     10,000           244,375        42,650(4)        11,250           713,231           63,281

NOTES TO OPTION/SAR EXERCISES AND YEAR-END VALUES TABLE:

    (1) Except as indicated at Note 3, all shares acquired and all exercisable and unexercised shares are options to acquire Common Stock.

    (2) Based on the closing price of the Common Stock of the Company on the New York Stock Exchange Composite Transactions Tape on December 29, 1995, which price was $45.375.

    (3) Mr. Gibara's exercisable Options/SARs include 10,000 shares subject to SARs exercisable for cash.

    (4) Mr. Culler's exercisable Options/SARs include 800 shares subject to SARs exercisable for cash.

LONG TERM INCENTIVE AWARDS

  The 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan"), adopted on December 6, 1988 and approved by shareholders on April 10, 1989, empowers the Committee to grant Awards from time to time until December 31, 1998, which Awards may be Incentive, Non-qualified or Deferred Compensation Stock Options, Stock Appreciation Rights, Restricted Stock or Restricted Unit Grants, Performance Equity or Performance Unit Grants, any other Stock-Based Awards authorized by the Committee, or any combination of any or all of such Awards, whether in tandem with each other or otherwise, to officers and other key employees of the Company and its subsidiaries.
  The Long Term Incentive Plan Awards Table on page 15 sets forth the long term incentive grants in 1995 to the Named Officers, all of which were Performance Equity Grants under the 1989 Plan.

                                     --14--

                     LONG TERM INCENTIVE PLAN AWARDS TABLE

                  LONG TERM INCENTIVE PLANS -- AWARDS IN 1995

                                                                      ESTIMATED FUTURE PAYOUTS UNDER NON-STOCK
                     NUMBER OF SHARES,                                          PRICE-BASED PLANS(3)
                         UNITS OR                                 -------------------------------------------------
                       OTHER RIGHTS                                 THRESHOLD          TARGET            MAXIMUM
                       (EXPRESSED IN          PERFORMANCE         (EXPRESSED IN     (EXPRESSED IN     (EXPRESSED IN
                         NUMBER OF              OR OTHER            NUMBER OF         NUMBER OF         NUMBER OF
                         SHARES OF            PERIOD UNTIL          SHARES OF         SHARES OF         SHARES OF
                       COMMON STOCK)         MATURATION OR           COMMON            COMMON            COMMON
        NAME                (1)                PAYOUT(2)            STOCK)(4)         STOCK)(5)         STOCK)(6)
--------------------------------------     ------------------     -------------     -------------     -------------
Stanley C. Gault            20,800         1/1/95 to 12/31/97          16,640           20,800             31,200
Samir F. Gibara             10,000         1/1/95 to 12/31/97           8,000           10,000             15,000
Hoyt M. Wells               15,000         1/1/95 to 12/31/97          12,000           15,000             22,500
William J. Sharp             4,200         1/1/95 to 12/31/97           3,360            4,200              6,300
Robert W. Tieken             4,100         1/1/95 to 12/31/97           3,280            4,100              6,150
Eugene R. Culler, Jr.         3,000        1/1/95 to 12/31/97           2,400            3,000              4,500

NOTES TO LONG TERM INCENTIVE PLAN AWARDS TABLE:

    (1) On December 6, 1994, the Committee granted Performance Equity Grant units ("Performance Units") under the 1989 Plan to the Named Officers and 28 other key executives of the Company. Additional Performance Units were granted on June 6, 1995 to four persons, including two Named Officers. The number of Performance Units paid will be determined by and contingent upon the extent to which the performance goals are achieved. Each Performance Unit earned will be paid 50% in shares of Common Stock and 50% in cash in February of 1998 (unless deferred). The performance goals are specified levels of aggregate earnings per share of the Common Stock during the three year period of January 1, 1995 through December 31, 1997 (the "Performance Period").

    (2) A participant must be an employee at the end of the Performance Period to receive the proceeds of the Performance Units; except that if such participant dies, retires or becomes disabled prior to the end of the Performance Period, any Performance Units earned will be prorated based on the portion of the Performance Period he or she was an employee.

    (3) Various payouts, ranging from 80% to 150% of the Performance Units, may be paid based on the aggregate earnings per share of Common Stock during the Performance Period. Under the 1989 Plan, the Committee may eliminate the effect of accounting changes and extraordinary events in determining the aggregate earnings per share of Common Stock during a Performance Period. The amount ultimately realized by a Named Officer or other grantee will depend on the aggregate earnings per share of Common Stock during the Performance Period and on the value of the Common Stock at the end of the Performance Period.

    (4) The aggregate earnings per share of Common Stock during the Performance Period must be at least $12.15 before any distribution may be made. If aggregate earnings are at least $12.15 during the Performance Period, at least 80% of the Performance Units will be distributed.

    (5) If the aggregate earnings per share of Common Stock are $12.90 to $13.14 during the Performance Period, 100% of the Performance Units will be distributed.

    (6) If the aggregate earnings per share of Common Stock are $14.15 or more during the Performance Period, 150% of the Performance Units will be distributed.

OTHER PLAN INFORMATION

STOCK OPTIONS AND APPRECIATION RIGHTS

  The 1989 Plan provides, among other things, for the granting of Incentive Stock Options, Non-qualified Stock Options, SARs and other Awards in respect of up to approximately 21,500,000 shares of the Common Stock. The 1989 Plan will expire on December 31, 1998, except with respect to Stock Options, SARs and other Awards then outstanding. At February 16, 1996, there were outstanding Stock Options granted under the 1989 Plan in respect of 7,428,328 shares (including Stock Options with tandem Change in Control SARs in respect of 31,000 shares and tandem SARs in respect of 775,112 shares) and independent SARs in respect of 91,771 shares.

PERFORMANCE EQUITY GRANTS IN 1996

  Performance Equity Grant units ("Performance Units") were granted by the Committee on January 9, 1996 to 28 key employees, including each

                                     --15--
officer of the Company, with respect to a three year performance period ending December 31, 1998 (the "Performance Period"). The number of Performance Units (each equivalent in value to one share of Common Stock) which may be earned at the end of the Performance Period will be determined by and contingent upon the extent to which the performance goals are achieved. The number of Performance Units actually earned may be adjusted between zero and 150% of the number of Performance Units initially granted, depending on the level of achievement of the performance goals. All Performance Units earned will be paid 50% in shares of Common Stock of the Company and 50% in cash in February of 1999 (unless the payment is deferred by the Committee or a participant elects to defer payment). Performance goals are based on the aggregate earnings per share of Goodyear Common Stock for the Performance Period. The earnings per share must total at least $12.25 during the three years of the Performance Period for any distribution to be made, and $13.00 for 100% payment of the Performance Units to be made. If the aggregate earnings per share are $14.25 or more for the Performance Period, 150% of the Performance Units will be paid. Performance Units were awarded to Named Officers as follows: Mr. Gault, 18,000; Mr. Gibara, 18,200; Mr. Sharp, 7,000; Mr. Tieken, 4,100; and Mr. Culler, 3,300.

PERFORMANCE RECOGNITION PLAN

  On January 9, 1996, the Board of Directors of the Company adopted the Performance Recognition Plan (the "Performance Plan"). Approximately 901 key employees, including all executive officers of the Company, will participate in Plan Year 1996. The Committee determined the participants and established their respective target bonuses. Thereafter the Committee reviewed and approved the performance criteria and goals established for each participant. The target bonus of each participant is subject to adjustment between zero and 150%, depending upon the level of achievement measured relative to the performance criteria and goals established by the Committee in respect of such participant. The Performance Plan establishes specific goals for earnings before interest and taxes ("EBIT") and cash flow for the Company or an operating unit, as the case may be, in respect of the participant. Payment of awards under the Performance Plan will be made in February of 1997, except to the extent deferred by the Committee or an eligible participant pursuant to the Company's Deferred Compensation Plan for Executives, contingent upon the level of achievement of the EBIT and cash flow goals and upon the Committee's determination that payment would be appropriate. Awards, if any, will be paid in cash. Target bonuses under the Performance Plan have been established for calendar year 1996 as follows:
Mr. Gault, $825,000; Mr. Gibara, $537,842; Mr. Sharp, $243,647; Mr. Tieken,
$210,000; Mr. Culler, $155,000; and all participants (901 persons) as a group, $16,784,784.

SAVINGS PLAN

  The Company sponsors the Employee Savings Plan for Salaried Employees (the "Savings Plan"). An eligible employee (any full-time salaried employee with at least six months of service) may contribute 1% to 16% of his or her compensation to the Savings Plan, subject to an annual contribution ceiling ($9,500 in 1996). Such contributions to the Savings Plan are not included in the current taxable income of the employee pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Employee contributions are, at the direction of the participant, invested by the Savings Plan Trustee in the following eight funds: The Stable Value Fund, the S&P 500 Index Stock Equity Fund, the Large Capitalization Stock Equity Fund, the Small Capitalization Stock Equity Fund, the International Stock Equity Fund, the Conservative Asset Allocation Fund, the Moderate Asset Allocation Fund and the Aggressive Asset Allocation Fund.

  During 1996, the Company is matching each dollar contributed by a participating employee (up to a maximum of the lesser of 6% of such participant's compensation during 1996 or $9,000) with 50 cents. The level of the Company's matching contributions in future years will be determined annually by the Company's Board of Directors. Company contributions are made in cash and are invested by the Savings Plan Trustee in shares of Common Stock and held in the Goodyear Stock Fund of the Plan. Participants who are age 52 or older may transfer all or any whole percentage of their employer match funds from the Goodyear Stock Fund to any one or more of the eight Funds listed above.

SEVERANCE PLAN

  The Goodyear Employee Severance Plan (the "Severance Plan") was adopted by the Company on February 14, 1989 pursuant to the authorization of the Board of Directors and upon the recommendation of the Compensation Committee. The Severance Plan provides that, if the employment of an eligible employee is involuntarily terminated (as defined in the Severance Plan) within two years following a Change in Control, such employee is entitled to receive severance pay, either in a lump sum or, at the employee's election, on a regular salary payroll interval basis, in an amount equal to the sum of (a) two weeks' pay for each full year of service with the Company and its subsidiaries completed by such employee and (b) one month's pay for each

                                     --16--

$12,000 of such employee's total annual com-pensation (which includes such employee's base salary rate in effect at the date of termination, plus all bonus, profit sharing and incentive compensation paid to such employee during the twelve months prior to his or her separation); provided, that such severance pay shall not exceed two times the total annual compensation of such employee. In addition, each such person shall receive medical benefits and basic life insurance coverage on the same basis as in effect prior to his or her separation for a period of weeks equal to the number of weeks of severance pay. Any full-time salaried employee of the Company or any of its domestic subsidiaries having at least one year of service and participating in the Retirement Plan is eligible for benefits under the Severance Plan. Under the Severance Plan, a Change in Control is deemed to occur upon the acquisition of 35% or more of the Common Stock by any "Acquiring Person" or any change in the composition of the Board of Directors of the Company with the effect that a majority of the directors are not "continuing directors."

  If it is assumed that the Named Officers had been involuntarily terminated as of December 31, 1995 following within two years of a Change in Control, the amount of severance pay due under the Severance Plan to the Named Officers in such event would have been: Mr. Gault, $4,365,000; Mr. Gibara, $1,525,000; Mr. Sharp, $1,220,000; Mr. Tieken, $1,090,000; and Mr. Culler, $985,400.

DEFERRED COMPENSATION PLAN

  The Company's Deferred Compensation Plan for Executives was adopted by the Board of Directors of the Company upon the recommendation and approval of the Compensation Committee on and effective as of October 4, 1994. Pursuant to the Deferred Compensation Plan, an eligible employee may elect to defer all or a portion of his or her Performance Plan award and/or all or a portion of his or her annual salary in excess of $150,000 by making a timely deferral election. The deferral period options are five years, the year following retirement or in five to fifteen annual installments commencing the year following retirement. In addition, any cash compensation earned by any officer of the Company which, if paid as and when due, would not be deductible by the Company for Federal Income Tax purposes by reason of the limitations of Section 162(m) of the Code shall automatically be deferred under the Deferred Compensation Plan. Amounts deferred earn amounts equivalent to the returns on one or more of five reference funds, as selected by the participant.

RETIREMENT BENEFITS

  The Company maintains a Retirement Plan
for Salaried Employees (the "Retirement Plan"), a defined benefit plan qualified under the Code, in which most salaried employees (other than employees assigned to retail store locations) of the Company, including all officers, are eligible to participate. The Retirement Plan permits any eligible employee to make monthly optional contributions at an annual rate equal to 2% of his or her annual earnings in excess of Social Security covered compensation ($27,576 in 1996), up to a maximum 1996 contribution of $2,448.48. Recent amendments to the Code limit the maximum amount of earnings that may be used in calculating benefits under the Retirement Plan, which limit is $150,000 for 1996. In 1994, the Company established a non-qualified, unfunded Excess Benefits Plan which provides additional benefits to a select group of highly compensated employees. The Excess Benefits Plan will pay benefits equal to the difference between the monthly amount paid under the Retirement Plan and the monthly amount which would have been paid under the Retirement Plan if calculated without the Code limitation on compensation ($150,000 in 1996) in respect of which benefits may be calculated. The Company also maintains a Supplementary Pension Plan (the "Supplementary Plan"), a non-qualified, unfunded plan which provides additional retirement benefits to all officers of the Company and certain other key employees. Participants in the Supplementary Plan do not participate in the Excess Benefits Plan. The Retirement Plan and the Supplementary Plan (the "Pension Plans") provide pension benefits to participants who have at least 30 years of service or have at least ten years of service and have attained the age of 55. Benefits payable to a participant who retires between ages 55 and 62 are subject to a reduction of 4.8% for each full year of retirement before age 62. Prior to retirement, a participant may elect to receive, subject to approval of the Committee, a lump sum settlement of the benefits payable under the Supplementary Plan.

  The Pension Plan Table on the next page shows estimated annual benefits payable at selected earnings levels under the Retirement Plan, as supplemented by the Supplementary Plan, assuming retirement on July 1, 1996 at age 65 after selected periods of service.

  The pension benefit amounts shown in the Pension Plan Table include the maximum benefits obtainable under the formula for the optional contributory portion of the Retirement Plan and under the Supplementary Plan and assume payments are made on a five year certain and life

                                     --17--

                                                PENSION PLAN TABLE
                    ESTIMATED ANNUAL BENEFITS UPON RETIREMENT AT JULY 1, 1996, WITH YEARS OF SERVICE INDICATED.
                 --------------------------------------------------------------------------------------------------
REMUNERATION     15 YEARS      20 YEARS       25 YEARS       30 YEARS       35 YEARS       40 YEARS       45 YEARS
------------     --------     ----------     ----------     ----------     ----------     ----------     ----------
 $  250,000      $ 71,406     $   90,790     $  103,501     $  116,212     $  124,475     $  132,738     $  141,001
    500,000       152,278        194,122        222,548        250,974        265,982        280,990        295,997
    750,000       234,778        299,122        342,548        385,974        408,482        430,990        453,496
  1,000,000       317,278        404,122        462,548        520,974        550,982        580,990        610,995
  1,250,000       399,778        509,122        582,548        655,974        693,482        730,990        768,494
  1,500,000       482,278        614,122        702,548        790,974        835,982        880,990        925,993
  1,750,000       564,778        719,122        822,548        925,974        978,482      1,030,990      1,083,492
  2,000,000       647,278        824,122        942,548      1,060,974      1,120,982      1,180,990      1,240,990
  2,250,000       729,778        929,122      1,062,548      1,195,974      1,263,482      1,330,990      1,398,489
  2,500,000       812,278      1,034,122      1,182,548      1,330,974      1,405,982      1,480,990      1,555,988

annuity basis (and not under any of the various survivor options or the lump sum option) and are not subject to any deduction for social security or any other offsets. Pension benefits are based on the participant's highest average monthly earnings, consisting of salary and cash payments under the Performance Recognition Plan (and prior annual incentive plans) for any period of 60 consecutive months within the 120 months immediately preceding his or her retirement (assuming full participation in the contributory feature of the Retirement Plan), with monthly benefits ranging from as low as 21% of such earnings in the case of a participant who retires after 10 years of service to as high as 63% of such earnings in the case of a participant who retires after 45 years of service. Earnings covered by the Pension Plans are substantially equivalent to the sum of the amounts set forth under the "Salary" and "Bonus" columns of the Summary Compensation Table in respect of each of the Named Officers, except Mr. Gault who does not participate in the contributory feature of the Retirement Plan or in the Supplementary Plan. Mr. Gault will not be entitled to benefits under the Retirement Plan until he has five years of service, in which event his annual benefit is estimated to be approximately $300 for each year of service. The years of credited service under the Plans for each of the Named Officers are: Mr. Gault, 4 years; Mr. Wells, retired with 44 years; Mr. Sharp, 31 years; Mr. Gibara, 29 years; Mr. Tieken, 3 years; and Mr. Culler, 34 years.

EMPLOYMENT AND STOCK PURCHASE AGREEMENTS

  Mr. Gault and the Company entered into an Employment Agreement (as amended, the "Employment Agreement") and a Stock Purchase Agreement (as amended, the "Purchase Agreement"), each dated August 6, 1991. The Employment Agreement, as amended by action of the Board of Directors pursuant to the recommendation of the Compensation Committee, provided for the employment of Mr. Gault as Chairman of the Board and Chief Executive Officer through December 31, 1995. The Employment Agreement expired on December 31, 1995.

  In accordance with the Employment Agreement and actions taken by the Compensation Committee, Mr. Gault's 1995 salary remained at the annual rate of $1,020,000 established effective June 1, 1994 and his Performance Recognition Plan participation target was set at $825,000, which amount was subject to increase to $1,237,500 or to reduction to $510,000, depending on the extent to which the EBIT, SAG reduction and cash flow goals for the Company were attained. Mr. Gault was awarded a payout of $1,155,000 under the Performance Recognition Plan for 1995, which amount was deferred pursuant to the Company's Deferred Compensation Plan for Executives.

  Mr. Gault is an employee of the Company and the Chairman of its Board of Directors. The Compensation Committee has determined that he will receive a salary at an annual rate of $1,020,000 during 1996. He will also participate in the Performance Recognition Plan for 1996 on substantially the same basis as he participated in the Plan in 1995.

  Under the terms of the Employment Agreement, the Purchase Agreement and the 1989 Plan, Mr. Gault, in lieu of retirement benefits, was granted the right to purchase, and he purchased, 100,250 shares (after giving effect to the two-for-one stock split on May 4, 1993) of the Common Stock for $.05 per share, which shares are restricted stock and, as such, may not be transferred by Mr. Gault until after December 31, 1996 and are subject to a repurchase option whereby the Company may repurchase all or any portion of such shares at $.05 per share through December 31, 1996 if Mr. Gault ceases to be em-

                                     --18--
ployed by the Company for any reason other than by reason of death, disability or incapacity or his termination by the Company without cause, in which event the Company's option to repurchase the 100,250 shares will terminate. If the Company repurchases all or a portion of the 100,250 shares, under certain circumstances the Company would be required to pay to Mr. Gault up to $50,000 for each month of service prior to the termination of his employment.

  On January 9, 1996, pursuant to the 1989 Plan Mr. Gault was granted an Incentive Stock Option in respect of 2,100 shares of Common Stock and a Non-qualified Stock Option in respect of 47,900 shares of Common Stock. These Stock Options become exercisable in 25% increments on January 9 of each of the next four years, except that they become fully exercisable in the event Mr. Gault retires at any time subsequent to July 9, 1996. Mr. Gault was granted Stock Options pursuant to the 1989 Plan in respect of 155,000 shares of Common Stock on January 4, 1995, which became exercisable on July 5, 1995. The Stock Options were granted to Mr. Gault at 100% of the fair market value of the Common Stock on the date of grant.

  Mr. Gault also has the use of a Company car and driver and a Company apartment in Akron, Ohio.

DIRECTORS' COMPENSATION

  Directors of the Company who are not serving as officers or employees of, or consultants to, the Company or any of its subsidiaries receive, as compensation for their services to the Company as a director, $7,000 per calendar quarter, plus $1,300 for each Board meeting attended and for each committee meeting attended. Travel and lodging expenses incurred by such directors in attending Board and committee meetings are paid by the Company. A director who is also an officer or an employee of, or a consultant to, the Company or any of its subsidiaries does not receive additional compensation for his or her services as a director.

  On February 2, 1996, the Compensation Committee recommended and the Board of Directors adopted the Outside Directors' Equity Participation Plan (the "Directors' Equity Plan") for directors who are not current or former employees of the Company or a subsidiary. The Directors' Equity Plan replaces the Retirement Plan for Outside Directors, which was terminated on February 2, 1996 except with respect to former directors currently receiving benefits ($20,000 per year until death, with a $100,000 minimum payout) thereunder. Under the Directors' Equity Plan, on April 1, 1996 and on the first business day of each calendar quarter thereafter each eligible director who has been a director for the entire preceding calendar quarter will have $2,000 accrued to his or her Plan account, which amount will be converted into units equivalent in value to shares of Common Stock ("share equivalents") at the fair market value of the Common Stock on the accrual date. In addition, each eligible director on February 2, 1996 was awarded a special accrual to his or her Plan Account in accordance with a formula designed to reflect prior service and result in an estimated Plan account value at age 70 commensurate with the value of the terminated plan. The share equivalents in each participant's Plan account will be deemed to receive dividends at the same rate as the Common Stock, which dividends will also be converted into share equivalents in the same manner. A director is entitled to benefits under the Directors' Equity Plan after leaving the Board of Directors unless the Board of Directors elects to deny or reduce benefits, except that benefits may not be denied or reduced if prior to leaving the Board of Directors the participant either (i) attained the age of 70 with at least five years of Board service or (ii) attained the age of 65 with at least ten years of Board service. The share equivalents will be converted to a dollar value at the price of the Company's Common Stock on the later of the first day of the seventh month following the month during which the participant ceases to be a director or the first business day of the year next following the year during which the participant ceased to be a director. Such amount will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than 10 installments beginning on the tenth day following the aforesaid conversion from share equivalents to a dollar value. The amount in the director's Plan account will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten year maturity on the conversion date. The Directors' Equity Plan also permits each participant to annually elect to have 25%, 50%, 75% or 100% or his or her retainer and meeting fees deferred and converted into share equivalents on substantially the same basis. The Board of Directors believes the Directors' Equity Plan will further align the interests of directors with the interests of shareholders by making part of each director's compensation dependent on the value and appreciation over time of the Common Stock.

  The Company established a directors' Charitable Award Program funded by Company purchased and owned life insurance policies on the lives of pairs of directors. The Company will donate $1 million per director to one or more qualifying charitable organizations recommended by the paired directors after both of the paired directors are deceased. Assuming

                                     --19--
current tax laws remain in effect, the Company will recover the cost of the program over time with the proceeds of the insurance policies purchased. Individual directors will derive no financial benefit from the program, as the related charitable contributions will accrue to the Company.

OTHER MATTERS

  Section 16(a) of the Exchange Act requires the Company's directors and officers to file reports of ownership and changes in ownership in the Company's equity securities with the Securities and Exchange Commission, the New York Stock Exchange and the Company. Based solely on a review of the copies of Forms 3, 4 and 5 received by the Company, or on written representations from certain directors and officers that no updating Section 16(a) forms were required to be filed by them, the Company believes that no director or officer of the Company filed a late report or failed to file a required report under Section 16(a) of the Exchange Act during or in respect of the year ended December 31, 1995, except that Mr. E. R. Culler, Jr., an Executive Vice President of the Company, filed an amendment to his Form 3, and to one Form 4, to correct an administrative error in the initial reporting of his holdings of Common Stock, and Mr. R. P. Adante, a Vice President of the Company, amended Form 4 filings made in 1991, 1992, 1993 and 1994 to report shares of Common Stock acquired during the period through the reinvestment of dividends pursuant to the Goodyear Dividend Reinvestment and Stock Purchase Plan which were not previously reported due to administrative error. To the knowledge of the Company, no person owned 10% or more of any class of the Company's equity securities registered under the Exchange Act during 1995.

  Mrs. Gertrude G. Michelson, a director of the Company, was a director of, and served as a Senior Advisor to, R. H. Macy & Co., Inc. from September 1, 1992 to December 31, 1994. Mrs. Michelson retired as the Senior Vice President -- External Affairs of R. H. Macy & Co., Inc. effective September 1, 1992. On January 27, 1992, R. H. Macy & Co., Inc. commenced a case seeking reorganization under the Federal Bankruptcy Code and emerged from bankruptcy on December 19, 1994. Mrs. Michelson is a director of Federated Department Stores, Inc., which acquired R. H. Macy & Co., Inc.

  During 1995, the Company and its subsidiaries in the ordinary course of their business and at competitive prices and terms made sales to or purchases from, or engaged in other transactions with, corporations of which certain of the Company's non-employee directors are executive officers. The Company does not consider the amounts involved in such transactions or the transactions themselves to be material to its business and believes such amounts and transactions were not material in relation to the business of such other corporations or the interests of the directors concerned.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE POLICIES AND PRACTICES

  The Board of Directors of the Company (the "Board") has delegated to the Compensation Committee of the Board (the "Committee") primary responsibility for establishing and administering the compensation programs of the Company for its executive officers and other key personnel. In perfor-ming its duties, the Committee meets with the Chief Executive Officer to review compensation policy and specific levels of compensation paid to the executive officers and other key personnel, administers the Company's annual, intermediate term and long term compensation plans for its executive officers and certain other key personnel and reports and makes recommendations to the Board regarding executive compensation policies and programs. Each director who is not a former or current officer or employee of the Company or any of its subsidiaries is a member of the Committee. Members of the Committee are not eligible to participate in any of the Company's compensation programs for its executive officers and other key personnel.

  The Committee annually reviews the compensation of the Company's executive officers and other key personnel to determine whether (a) the Company is competitive and can attract and retain qualified and experienced executive officers and other key personnel, and (b) the executive officers and other key personnel employed by the Company are appropriately motivated to seek to attain short term and intermediate term corporate and business unit performance goals approved by the Committee and to manage the Company for sustained long term growth. The Company's compensation programs are designed to retain and motivate its executive officers and other key personnel and align their interests with the interests of the shareholders by providing its executive officers and other key personnel compensation in the form of: (1) competitive salaries; (2) annual cash bonuses pursuant to the Company's Performance Recognition Plan (the "Performance Plan") based on operating performance measured against specific goals for earnings before interest and taxes ("EBIT"), sales, administrative and general expense ("SAG") reductions

                                     --20--
and cash flow; (3) intermediate term compensation in the form of the Common Stock of the Company and cash pursuant to Performance Equity Grants, made pursuant to the 1989 Goodyear Performance and Equity Incentive Plan (the "1989 Plan") and having three year performance periods, where payout is dependent on the Company achieving designated levels of cumulative earnings per share during the performance period; and (4) long term compensation in the form of stock options granted under the 1989 Plan at the fair market value of the Company's Common Stock on the date of grant. Other elements of compensation, such as retirement, health and life insurance benefits, are also considered by the Committee in its evaluation of the compensation package provided to the Company's executive officers. The Company's executive compensation programs are designed so that a substantial percentage of each executive officer's compensation is dependent upon corporate performance and appreciation in the value of the Company's Common Stock.

  Section 162(m) of the Internal Revenue Code (the "Code") provides that compensation paid to a public company's chief executive officer and its four other highest paid executive officers in tax years 1994 and thereafter in excess of $1 million is not deductible unless such compensation is paid only upon the achievement of objective performance goals where certain procedural requirements have been satisfied. Alternatively, such compensation may be deferred until the executive officer is no longer a covered person under Section 162(m) of the Code. The Committee has adopted a policy of conforming to the requirements of
Section 162(m) of the Code and the regulations promulgated thereunder. Any compensation which would be subject to the Section 162(m) limitation has been or will be automatically deferred until the payment of such compensation would be deductible by the Company. However, the Committee recognizes that there may be instances in the future where it would be in the best interest of the Company and its shareholders to pay compensation which would not be deductible by reason of Section 162(m) of the Code.

COMPENSATION OF EXECUTIVE OFFICERS

  The Committee met with the Chief Executive Officer to receive his recommendations regarding 1995 adjustments to the salary and Performance Plan participation guidelines for each executive officer position and certain other key positions. The guidelines for each position were based primarily on market data from six generally available surveys of the salary and annual bonus practices of other companies. Each of the surveys included compensation data compiled from at least 100 companies, with one survey using data compiled from more than 1,000 companies. The Committee generally seeks to establish salary and annual performance plan guidelines at levels that approximate the median (the 50th percentile) of such kinds of compensation paid by companies included in said surveys. The median survey compensation for each position was determined utilizing regression analysis based on revenues. The results of the surveys were weighted to emphasize manufacturing companies, especially producers of nondurable goods. In addition to the individual position data surveys, nine other general surveys indicating past, present and projected salary structures and increases for executive positions were reviewed.

  The compensation levels indicated by the aforesaid surveys were the principal basis used by the Committee for establishing the combined salary and annual Performance Plan compensation for the executive officers. The Committee also considered the Chief Executive Officer's recommendations based in substantial part on the aforesaid guidelines as well as on certain subjective factors, namely the Chief Executive Officers's evaluation of the performance of each executive officer, the performance of the Company and general economic and competitive conditions.

  In 1995, salaries of the executive officers named in the Summary Compensation Table (the "Named Officers") were an average of 6.6% higher than the median indicated by the guidelines and 10.0% higher than in 1994. The aggregate salaries paid to all executive officers during 1995, which included promotional and merit increases, were 8.3% higher than in 1994. Salaries averaged approximately 58% of total annual cash compensation paid to executive officers, and 53% of total annual cash compensation paid to the Named Officers, in respect of 1995.

  Pursuant to the Performance Plan for 1995, the Committee established, based on the recommendations of the Chief Executive Officer, the target amount of the bonus for each executive officer and reviewed and adopted performance goals. Compensation paid under the Performance Plan for 1995 was based on the EBIT, SAG reductions and cash flow performance of the entire Company and of the operating unit to which the executive officer is assigned, or, as in the case of certain officers of the Company, including Messrs. Gault, Wells and Tieken, based solely on the EBIT, SAG reductions and cash flow performance of the entire Company. Depending on the extent to which applicable EBIT, SAG reduction and cash flow goals were achieved, payouts could have ranged from zero to 150% of the target amounts. The target annual incentive compensation levels (assuming payout at 100% of target) for 1995 represented approximately 31% of total 1995 annual cash (salary and Performance

                                     --21--

Plan) compensation, which was substantially the same proportion as the median level established by the aforesaid surveys. EBIT, SAG reduction and cash flow goals for 1995 were exceeded by the Company and most operating units. Payouts for 1995 averaged approximately 121% of the target levels for the various operating units and were 140% of the target level for the Company. The Performance Plan payments represented an average of approximately 42% of the total 1995 annual cash compensation of the Company's executive officers and 47% of annual cash compensation of the Named Officers.

  A significant portion of the total compensation package of each executive officer is contingent upon the performance of the Company over the intermediate term, where performance is measured by the Company's cumulative net income per share or another appropriate standard. Accordingly, Performance Equity Grants have been awarded annually since 1992 to executive officers (and certain other key employees) of the Company pursuant to the 1989 Plan. The Committee, after consultation with and based on the recommendations of the Chief Executive Officer, establishes the terms and conditions of all grants (including the performance criteria, the target levels for payout and the aggregate amount of grants), selects the persons to whom grants are made and fixes the size of each such person's grant.

  Performance Equity Grants for 1995 were granted by the Committee under the 1989 Plan to all executive officers and certain other key employees of the Company on December 6, 1994, each based on guidelines established using the median of medium and long term compensation awards by 33 manufacturing companies (having median annual sales of approximately $14.0 billion) included in a 1994 survey acquired by the Company. The Performance Equity Grants were granted in respect of substantially the same number of units as were granted in respect of 1994. Performance Equity Grants are designed to comprise approximately 50% of target medium and long term compensation. Payouts in respect of the Performance Equity Grants may range from zero to 150% of the target amounts, depending on the cumulative net income per share of the Common Stock of the Company during the three year performance period ending December 31, 1997, which must equal or exceed $12.15 per share of Common Stock for any payout to be made. If total net income per share during the performance period is $14.15 or more, 150% of the targeted amount may be paid.

  The Committee grants stock options to officers and other key employees of the Company pursuant to the 1989 Plan. The Committee believes that annual grants of stock options provide an additional long term incentive for key personnel to remain with the Company and improve future Company performance and confirm the mutuality of interests shared by the Company's management and its other shareholders with compensation dependent upon the appreciation of the Company's Common Stock. All options are granted at a per share exercise price equal to the market value of the Common Stock of the Company on the date of grant. The Committee obtains and reviews surveys of the option granting practices of other manufacturing companies of a similar size in order to determine if the Company's grants are competitive in size and terms and conditions. The Committee believes that options should be granted once each year, and that, under ordinary circumstances, each year each executive officer should be granted options in respect of shares having approximately the same dollar value, determined using the standard growth methodology applied in the aforesaid survey of 33 manufacturing companies used by the Company for determining competitive Performance Equity Grant levels, and subject to variation to reflect changes in the responsibility or performance of the executive officers or changes in the performance or circumstances of the Company. Accordingly, options have been granted to all executive officers and other key employees annually, ordinarily at the beginning of each year. Within the guideline ranges established using the aforesaid survey, the size of individual stock option grants were determined primarily on the basis of the responsibilities of each executive officer in the Company. Recent Company performance, prior grants and the prior performance of the executive officers were also considered in determining the size of individual grants.

  On January 4, 1995, stock options in respect of 1,699,825 shares were granted at $34.75 per share (the fair market value of the Common Stock of the Company on that day) to 805 key employees (including all executive officers), which options expire on January 4, 2005. In addition, stock options in respect of 31,900 shares were granted in June and July of 1995 at an exercise price of $42.50 (in each case at or in excess of the fair market value on the date of grant) to seven key employees, including three executive officers, which options expire in 2005.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

  Mr. Gault, the Chairman of the Board and Chief Executive Officer of the Company during 1995, entered into a three year employment agreement approved by the Committee when he was elected to the office in June of 1991. In May of 1994, the Company, by action of the Board of Directors taken

                                     --22--
pursuant to the recommendation of the Compensation Committee, amended the employment agreement with Mr. Gault to extend the term of Mr. Gault's employment through December 31, 1995, when he retired as Chief Executive Officer. Under the employment agreement, Mr. Gault was entitled to receive an annual salary of at least $840,000 a year, which was increased by the Committee to an annual rate of $900,000 per year effective June 1, 1992, an annual rate of $960,000 effective June 1, 1993, and an annual rate of $1,020,000 effective June 1, 1994, in recognition of his outstanding performance in leading the Company's continued improvement in operating results and financial condition. The improvements realized during 1994 were reflected by, among other things, a 5.5% increase in sales and a 16% increase in the Company's income before extraordinary items and the cumulative effect of accounting changes. In accordance with the Committee's policy, Mr. Gault's cash compensation in respect of 1995 which would be subject to the limitation on deductibility for Federal Income Tax purposes under Section 162(m) of the Code was automatically deferred until at least January of 1997.

  Under the amended employment agreement, Mr. Gault was entitled to receive at least $510,000 (50% of his salary) of annual incentive compensation in 1995, whether under the Performance Plan or otherwise. The Committee, in view of the performance of Mr. Gault in 1994, as reflected by the substantial improvements in the Company's operating results and financial condition, determined that Mr. Gault's compensation arrangement should provide upside potential in the event of continued improvements in the Company's performance during 1995. Accordingly, under the Performance Plan Mr. Gault was granted at the beginning of 1995 a target annual incentive compensation level for 1995 in excess of the minimum required by the employment agreement, and he earned an amount equivalent to 226% of the minimum amount required by the employment agreement and 140% of the target amount. Payment of the 1995 award earned was deferred pursuant to the Company's Deferred Compensation Plan for Executives.

  Applying the same guidelines used in respect of other executive officers, on December 6, 1994, Mr. Gault was granted, as incentive compensation contingent upon the earnings performance of the Company, a Performance Equity Grant for the three year performance period ending on December 31, 1997.

  Pursuant to the terms of the employment agreement, Mr. Gault was granted, as long term incentive compensation, stock options under the 1989 Plan in respect of an aggregate of 1,302,000 shares through December 31, 1994. The Committee determined that it would be appropriate to continue to provide similar long term incentive compensation for 1995. On January 4, 1995, Mr Gault was granted a Non-qualified Stock Option under the 1989 Plan in respect of 152,200 shares of the Company's Common Stock and an Incentive Stock Option under the 1989 Plan in respect of 2,800 shares of the Company's Common Stock. Each stock option was granted at the fair market value of the Common Stock on the date of grant.

February 2, 1996

                           THE COMPENSATION COMMITTEE

                            John G. Breen, Chairman

William E. Butler             Steven A. Minter
Thomas H. Cruikshank          Agnar Pytte
William J. Hudson, Jr.        George H. Schofield
Gertrude G. Michelson         William C. Turner

                                     --23--

                               PERFORMANCE GRAPH

  Set forth below is a graph comparing the cumulative total shareholder returns of the Common Stock of the Company ("Goodyear Common"), the Standard & Poor's 500 Composite Stock Index (the "S&P 500") and the Dow Jones Auto Parts & Equipment-All Index (the "Dow Auto Parts") at each December 31 during the period beginning December 31, 1990 and ending December 31, 1995. The graph assumes the investment of $100 on December 31, 1990 in Goodyear Common Stock, in the S&P 500 and in the Dow Auto Parts. Total shareholder return was calculated on the basis that in each case all dividends were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                 GOODYEAR COMMON, S & P 500 AND DOW AUTO PARTS

      MEASUREMENT PERIOD           GOODYEAR                        DOW AUTO
    (FISCAL YEAR COVERED)           COMMON         S & P 500         PARTS
1990                                       100             100             100
1991                                       287             130             148
1992                                       370             140             192
1993                                       503             155             238
1994                                       377             157             203
1995                                       521             215             252

                                     --24--

                                 MISCELLANEOUS

SUBMISSION OF SHAREHOLDER PROPOSALS

  If a shareholder desires to have a proposal included in the Proxy Statement and Proxy of the Board of Directors for the 1997 Annual Meeting of Shareholders, such proposal shall conform to the applicable proxy rules of the Securities and Exchange Commission concerning the submission and content of proposals and must be received by the close of business on October 30, 1996 at the executive offices of the Company, 1144 East Market Street, Akron, Ohio 44316-0001,
Attention: Office of the Secretary.

10-K REPORT

  Interested shareholders may obtain a copy of the Company's Annual Report for 1995 (on Form 10-K) to the Securities and Exchange Commission, including all financial statements, schedules and exhibits, without charge by writing to:

     Investor Relations
     The Goodyear Tire & Rubber Company
     1144 East Market Street
     Akron, Ohio 44316-0001

or by a telephone call to: 216-796-3457 (330-796-3457 beginning March 9, 1996); or to 515-263-6408.

DIVIDEND REINVESTMENT PLAN SHARES

  First Chicago Trust Company of New York will vote any shares that it holds as custodian for the account of a shareholder participating in the Goodyear Dividend Reinvestment and Stock Purchase Plan in accordance with the Proxy returned by the participant to the Company in respect of the shares of Common Stock such participant holds of record. Shares of Common Stock in respect of which a Proxy or other written instruction is not received will not be voted.

SAVINGS PLAN SHARES

  A separate "Confidential Voting Instructions" card is being sent to each employee or former employee of the Company participating in one or more of the Employee Savings Plans in which shares of Common Stock are held in a Savings Plan trust for the account of such participant. Shares of Common Stock held in a Savings Plan trust will be voted by the Plan trustee as instructed by Plan participants. Shares held in a Savings Plan trust for which voting instructions are not received will be voted by the Plan trustee in the same proportion as it votes shares for which voting instructions were received from participants in that Savings Plan.

COSTS OF SOLICITATION

  The costs of solicitation of proxies will be borne by the Company. The Company has retained Beacon Hill Partners, Inc., 90 Broad Street, New York, New York 10004, to assist the Company in the distribution of the proxy materials and the solicitation of proxies for an estimated fee of $12,500 plus reimbursement of reasonable out-of-pocket expenses. Beacon Hill Partners, Inc. may solicit proxies from shareholders by mail, telephone, telex, telegram or personal call or visit. In addition, officers or other employees of the Company may, without additional compensation therefor, solicit proxies in person or by telephone.

February 27, 1996

                                              By Order of the Board of Directors

                                                        JAMES BOYAZIS, Secretary

                                     --25--

                                    (LOGO)DE

700-862-928-646

                               [GOODYEAR LOGO]

                       THE GOODYEAR TIRE & RUBBER COMPANY

                  PROXY FOR 1996 ANNUAL MEETING OF SHAREHOLDERS
P
R                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
O
X     The undersigned, a holder (or designated  proxy) of shares of the Common
Y Stock of The Goodyear Tire & Rubber Company, hereby appoints STANLEY C.
  GAULT, STEVEN A. MINTER, and AGNAR PYTTE, and each or any of them, the proxies or proxy of the undersigned, with full power of substitution, to represent the undersigned, and to vote all of the shares of Common Stock that the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held at its offices in Akron, Ohio, on Monday, April 15, 1996, at 10:00 A.M., Akron time, and at any and all adjournments thereof;
  to vote for the election of four Directors of the Company, and with the power to vote said shares FOR the ratification of appointment of Independent Accountants, AGAINST the Shareholder Proposal and upon all other matters as may properly come before the meeting or any adjournment thereof.
  This Proxy is given and is to be construed according to the laws of the State of Ohio.

      UNLESS  OTHERWISE  SPECIFIED ON THE REVERSE SIDE, THE PROXY  WILL BE
  VOTED: FOR ELECTION OF THE FOUR NOMINEES FOR DIRECTOR NAMED ON THE REVERSE SIDE, WITH DISCRETIONARY AUTHORITY TO CUMULATE VOTES WITH RESPECT TO THE THREE NOMINEES FOR CLASS I DIRECTOR (ITEM 1 ON THE REVERSE SIDE), FOR RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS (ITEM 2 ON THE REVERSE SIDE) AND AGAINST THE SHAREHOLDER PROPOSAL (ITEM 3 ON THE REVERSE
  SIDE).

     IF YOU PLAN TO ATTEND THE 1996 ANNUAL MEETING, PLEASE MARK THE BOX INDICATED ON THE REVERSE SIDE.

                THIS PROXY IS CONTINUED ON THE REVERSE SIDE.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

                            FOLD AND DETACH HERE



                       ANNUAL MEETING OF SHAREHOLDERS


                     THE GOODYEAR TIRE & RUBBER COMPANY


                               APRIL 15, 1996
                                 10:00 A.M.



                            OFFICE OF THE COMPANY
                              GOODYEAR THEATER
                           1201 EAST MARKET STREET
                                 AKRON, OHIO


     Refreshments will be served from 9:00 to 9:45 a.m. in the Goodyear
        Gymnasium, which is adjacent to the Theater in Goodyear Hall.
                          WE INVITE YOU TO JOIN US.





                           YOUR VOTE IS IMPORTANT
                           ======================
                PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                 PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

X   Please mark your
    votes in blue or
    black ink as in this
    example.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT.

The Board of Directors Recommends a Vote FOR Election of All Nominees, FOR Item 2 and AGAINST Item 3.


ITEM 1. ELECTION OF DIRECTORS.   NOMINEES:
                                 Class I Directors-Each    Class III Director-To                              FOR   AGAINST  ABSTAIN
                                 to serve a 3-year term:   serve a 1-year term:     ITEM 2. Ratification of  /  /    /  /     /  /
              WITHHOLD             Samir F. Gibara                                  appointment of Price
 FOR ALL     AUTHORITY             William J. Hudson Jr.     Gertrude G. Michelson  Waterhouse LLP as
NOMINEES     AS TO ALL             William C. Turner                                Independent Accountants.
             NOMINEES                                                               ------------------------------------------------
                                                                                    ITEM 3. Shareholder     /  /     /  /     /  /
                                                                                    Proposal requesting
(To withhold authority to vote for any individual nominee write that nominee's      an Environmental Report.
name on the space provided below.)
                                                                                    I plan to attend the Annual     /   /
-----------------------------------------------------------------------------       Meeting of Shareholders.
                                                                                      ___________________________________
PLEASE SIGN NAME EXACTLY AS IT APPEARS ABOVE. EACH JOINT OWNER SHOULD SIGN.           SIGNATURE                   DATE
PLEASE INDICATE TITLE IF YOU ARE SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE,         ___________________________________
CUSTODIAN, GUARDIAN OR CORPORATE OFFICER.                                             SIGNATURE                   DATE


                                                       FOLD AND DETACH HERE


                        [MAP]

Directions for the most direct route to Goodyear are provided below:

MOTORISTS NORTH OF AKRON
------------------------
Route 8 South to I-76 East. Exit I-76 East at Exit 24 Arlington Street/Kelly Avenue. Follow directions for Kelly Avenue. Left on Kelly one block to traffic light. Right on Third Avenue to traffic light. Left on Martha to traffic light. Left on East Market to Goodyear and Shareholder Parking Lot on right.

MOTORISTS SOUTH OF AKRON
------------------------
I-77 North to I-76 East. Exit 24 Arlington Street/Kelly Avenue. Follow directions for Kelly Avenue. Left on Kelly one block to traffic light. Right on Third Avenue to traffic light. Left on Martha to traffic light. Left on East Market to Goodyear and Shareholder Parking Lot on right.

MOTORISTS EAST OF AKRON
-----------------------
I-76 West to Exit 25 Martha Avenue. Right on Martha to East Market Street. Left on East Market to Goodyear and Shareholder Parking Lot on right.

MOTORISTS WEST OF AKRON
-----------------------
I-76 East. Exit 24 Arlington Street/Kelly Avenue. Follow directions for Kelly Avenue. Left on Kelly one block to traffic light. Right on Third Avenue to traffic light. Left on Martha to traffic light. Left on East Market to Goodyear and Shareholder Parking Lot on right.

NOTE: 45MPH SPEED LIMIT STRICTLY ENFORCED IN CONSTRUCTION AREA!

***I-76 TIPS***

-Turn car radio to 530 or 1610 AM for traffic information in a 14-mile radius of the central interchange. Signs along the roadside will indicate which radio station covers the direction you're driving.

-Look for changeable message signs with advice to drivers. The signs provide advance warning of problems.

-Call 76-AKRON (216) 762-5766 A traffic hot-line provides complete traffic information. Hot-line callers can also order free a more detailed alternate route map to keep in the car.

             CONFIDENTIAL VOTING INSTRUCTIONS - 1996 ANNUAL MEETING

           THE GOODYEAR TIRE & RUBBER COMPANY EMPLOYEE SAVINGS PLANS

            SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GOODYEAR

    The proxy soliciting materials furnished by the Board of Directors of The Goodyear Tire & Rubber Company in connection with the Annual Meeting of Shareholders to be held on Monday, April 15, 1996 are delivered herewith.

    Under each Employee Savings Plan in which you participate ("Plan") you have the right to give written instructions to the Trustee for such Plan to vote as you specify the number of full shares of Common Stock of The Goodyear Tire & Rubber Company representing your proportionate interest in each such Plan on February 16, 1996.

    If you wish to have such shares voted by the Trustee, please sign the authorization on the reverse side of this card and return it in the accompanying envelope. If you do not give instructions by marking, signing and returning this Confidential Voting Instructions Card in the envelope provided, shares of the Common Stock held for your account in each Plan will be voted by the Trustee in the same proportion as it votes shares for which Confidential Voting Instructions are received by the Trustee from other participants in that Plan.

    I hereby instruct the Trustee to vote (or cause to be voted) all shares of Common Stock of The Goodyear Tire & Rubber Company credited to my account under each Plan at February 16, 1996 at the Annual Meeting of Shareholders to be held on April 15, 1996, and at any adjournment thereof, as indicated on the reverse side hereof or, if not so indicated, as recommended by the Board of Directors.

UNLESS INSTRUCTIONS ARE GIVEN ON THE REVERSE SIDE, THE TRUSTEE WILL VOTE FOR THE ELECTION OF THE FOUR NOMINEES FOR DIRECTOR (WITH DISCRETIONARY AUTHORITY TO CUMULATE VOTES), FOR ITEM 2 AND AGAINST ITEM 3.

    IF YOU PLAN TO ATTEND THE 1996 ANNUAL MEETING, PLEASE MARK THE BOX INDICATED ON THE REVERSE SIDE.

THIS CONFIDENTIAL VOTING INSTRUCTIONS CARD IS CONTINUED ON THE REVERSE SIDE. PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.


                            FOLD AND DETACH HERE



                       ANNUAL MEETING OF SHAREHOLDERS

                     THE GOODYEAR TIRE & RUBBER COMPANY



                               APRIL 15, 1996
                                 10:00 A.M.



                            OFFICE OF THE COMPANY
                              GOODYEAR THEATER
                           1201 EAST MARKET STREET
                                 AKRON, OHIO


     Refreshments will be served from 9:00 to 9:45 a.m. in the Goodyear
        Gymnasium, which is adjacent to the Theater in Goodyear Hall.
                          WE INVITE YOU TO JOIN US.





                           YOUR VOTE IS IMPORTANT
                           ======================
                PLEASE COMPLETE, DATE AND SIGN YOUR PROXY AND
                 PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

X   Please mark your
    votes in blue or
    black ink as in this
    example.

The Board of Directors Recommends a Vote FOR Election of All Nominees, FOR Item 2 and AGAINST Item 3.


ITEM 1. ELECTION OF DIRECTORS.   NOMINEES:
                                 Class I Directors-Each    Class III Director-To                              FOR   AGAINST  ABSTAIN
                                 to serve a 3-year term:   serve a 1-year term:     ITEM 2. Ratification of  /  /    /  /     /  /
              WITHHOLD             Samir F. Gibara                                  appointment of Price
 FOR ALL     AUTHORITY             William J. Hudson Jr.     Gertrude G. Michelson  Waterhouse LLP as
NOMINEES     AS TO ALL             William C. Turner                                Independent Accountants.
             NOMINEES                                                               ------------------------------------------------
                                                                                    ITEM 3. Shareholder     /  /     /  /     /  /
                                                                                    Proposal requesting
(To withhold authority to vote for any individual nominee write that                an Environmental Report.
nominee's name on the space provided below.)
                                                                                    I plan to attend the Annual     /   /
-----------------------------------------------------------------------------       Meeting of Shareholders.
                                                                                      ___________________________________
AUTHORIZATION: I ACKNOWLEDGE RECEIPT OF THE NOTICE OF 1996 ANNUAL MEETING AND         SIGNATURE                   DATE
PROXY STATEMENT. I HEREBY INSTRUCT THE TRUSTEE TO VOTE BY PROXY, IN THE FORM          ___________________________________
SOLICITED BY THE BOARD OF DIRECTORS, THE NUMBER OF FULL SHARES IN MY PLAN             SIGNATURE                   DATE
ACCOUNT(S) AS SPECIFIED ABOVE, OR, IF NOT SPECIFIED ABOVE, AS RECOMMENDED BY
THE BOARD OF DIRECTORS.

                                                       FOLD AND DETACH HERE

                        [MAP]

Directions for the most direct route to Goodyear are provided below:

MOTORISTS NORTH OF AKRON
------------------------
Route 8 South to I-76 East. Exit I-76 East at Exit 24 Arlington Street/Kelly Avenue. Follow directions for Kelly Avenue. Left on Kelly one block to traffic light. Right on Third Avenue to traffic light. Left on Martha to traffic light. Left on East Market to Goodyear and Shareholder Parking Lot on right.

MOTORISTS SOUTH OF AKRON
------------------------
I-77 North to I-76 East. Exit 24 Arlington Street/Kelly Avenue. Follow directions for Kelly Avenue. Left on Kelly one block to traffic light. Right on Third Avenue to traffic light. Left on Martha to traffic light. Left on East Market to Goodyear and Shareholder Parking Lot on right.

MOTORISTS EAST OF AKRON
-----------------------
I-76 West to Exit 25 Martha Avenue. Right on Martha to East Market Street. Left on East Market to Goodyear and Shareholder Parking Lot on right.

MOTORISTS WEST OF AKRON
-----------------------
I-76 East. Exit 24 Arlington Street/Kelly Avenue. Follow directions for Kelly Avenue. Left on Kelly one block to traffic light. Right on Third Avenue to traffic light. Left on Martha to traffic light. Left on East Market to Goodyear and Shareholder Parking Lot on right.

NOTE: 45MPH SPEED LIMIT STRICTLY ENFORCED IN CONSTRUCTION AREA!

***I-76 TIPS***

-Turn car radio to 530 or 1610 AM for traffic information in a 14-mile radius of the central interchange. Signs along the roadside will indicate which radio station covers the direction you're driving.

-Look for changeable message signs with advice to drivers. The signs provide advance warning of problems.

-Call 76-AKRON (216) 762-5766 A traffic hot-line provides complete traffic information. Hot-line callers can also order free a more detailed alternate route map to keep in the car.